UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COHERENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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\

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COHERENT

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

October 6, 2022

Dear Coherent Shareholders:

I am pleased to invite you to attend the 2022 Annual Meeting of Shareholders of the new Coherent Corp. (“Coherent,” or the “Company”), which was formerly named II-VI Incorporated, on November 16, 2022, at 3:00 p.m. Eastern Standard Time. Our Annual Meeting will again be held by webcast, and you will be able to participate in the Annual Meeting online. We believe that hosting a virtual Annual Meeting allows for greater shareholder participation and enhances our ability to communicate with our shareholders. At the Annual Meeting, shareholders will vote on the matters set forth in the Fiscal Year 2022 Proxy Statement (the “Proxy Statement”), and the accompanying notice of the annual meeting.

Fiscal Year 2022 was another successful year for the Company. We achieved record financial results while preparing for the closing of the Coherent, Inc. acquisition, which occurred on July 1, 2022. Financial highlights include record revenue, backlog and bookings along with record adjusted net income. In addition, we published our first ESG report, which is another critical milestone on our ESG journey.

We continue on a trajectory to fulfill our objective of enabling the change that the World is experiencing today – becoming more connected, intelligent, mobile and electric, among our contributions to building a sustainable world. Our portfolio of products and technology, including the addition of Coherent, Inc., enables us to help make the world safer, healthier, closer and more efficient while driving shareholder value creation.

Your vote is important to us. Whether or not you will attend and participate in the Annual Meeting, we hope that your shares are represented and voted. In advance of the Annual Meeting on November 16, please cast your vote through the internet, by telephone, or by mail. Instructions on how to vote are found in the section entitled “How Do I Vote” in the Proxy Statement Summary.

I would like to note that Mr. Francis Kramer is not standing for re-election at the Annual Meeting and his tenure as a director will end at that time. We would like to recognize and thank Francis Kramer for his service, including as the Company’s second CEO, and for his many years as a director. I am pleased to announce, however, that Fran will remain with the Company as Special Advisor to the CEO following the Annual Meeting. Fran will have forty years of continuous service to the Company in 2023, and I look forward to the opportunity to continue to work with him on strategic matters for many years to come.

On behalf of the Board of Directors, management and all Coherent employees, thank you for your investment and interest in Coherent.

Sincerely,

VINCENT D. MATTERA, JR., PHD

Chair and Chief Executive Officer

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

Notice of Annual Meeting of Shareholders

DATE:	November 16, 2022
TIME:	3:00 p.m. Eastern Standard Time
PLACE:	Via webcast at www.virtualshareholdermeeting.com/COHR2022

VOTING

Shareholders are asked to vote on the following items at the Annual Meeting:

1.	Election of four Class Two directors, each for a three-year term to expire in 2025.
2.	A non-binding advisory vote to approve compensation paid to our named executive officers in fiscal year 2022, as disclosed in this proxy statement.
3.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.
4.	Any other matters that properly come before the Annual Meeting.

RECORD DATE

Shareholders of record at the close of business on September 15, 2022, are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

AVAILABILITY OF MATERIALS

Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card. For shareholders who hold shares through a broker, bank or other nominee (commonly referred to as held in “street name”), we furnish proxy materials via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail from your broker, bank or other nominee, you will not receive a printed copy of the proxy materials unless you request one. The Notice instructs you how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also provides instructions for submitting your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting materials included in the Notice.

This proxy statement and Proxy Card will first be made available to shareholders on or about October 6, 2022.

By Order of the Board

RONALD BASSO, Secretary

October 6, 2022

YOUR VOTE IS IMPORTANT. WE URGE YOU TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OR PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY REQUEST ONE BY CONTACTING THE COMPANY’S SECRETARY AT COHERENT CORP., 375 SAXONBURG BOULEVARD, SAXONBURG, PA 16056.

PAGE	ITEM

Preceding	Notice of Annual Meeting of Shareholders

1	General

4	Matters of Business, Votes Needed and Recommendations of the Board of Directors

5	Corporate Responsibility and ESG Highlights

9	PROPOSAL ONE — ELECTION OF DIRECTORS

10	Class Two Directors Standing for Election

12	Continuing Directors

15	Meetings and Standing Committees of the Board of Directors

16	Director Independence and Corporate Governance Policies

20	Director Compensation

21	Director Compensation for Fiscal Year 2022

23	Security Ownership of Certain Beneficial Owners and Management

25	Executive Officers

27	PROPOSAL TWO — Non-Binding Advisory Vote to Approve the Company’s 2022 Named Executive Officer Compensation, as Disclosed in This Proxy Statement

28	Compensation Discussion and Analysis

28	Executive Summary

29	Compensation Philosophy and Objectives

29	Executive Compensation Process

31	Elements of Executive Compensation

32	Fiscal Year 2022 Executive Compensation

35	Additional Information

39	Compensation and Human Capital Committee Report

40	Summary Compensation Table

42	Grants of Plan-Based Awards Fiscal Year 2022

43	Outstanding Equity Awards at Fiscal Year End

44	Options Exercised and Stock Vested in Fiscal Year 2022

45	Nonqualified Deferred Compensation Fiscal Year 2022

46	Equity Compensation Plan Information

46	Potential Payments upon Change in Control and Employment Termination

51	CEO Pay Ratio

53	Report of the Audit Committee

54	PROPOSAL THREE — Ratification of the Audit Committee’s Selection of Independent Registered Public Accounting Firm

54	Other Information

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

Proxy Statement for the

Annual Meeting of Shareholders

TO BE HELD ON NOVEMBER 16, 2022

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Coherent Corp., a Pennsylvania corporation (the “Company” or “Coherent”), for use at the annual meeting of Shareholders (“the Annual Meeting”) to be held on November 16, 2022, at 3:00 p.m. Eastern Standard Time, or any rescheduled date. These proxy materials were first made available on or about October 6, 2022, to shareholders of record on September 15, 2022 (the “Record Date”).

The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/COHR2022. You will need your control number, included on your proxy card or Notice, to access the webcast. Please see the Company’s website at www.coherent.com/investor-relations for further information about the Annual Meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

Shareholders will act on the matters outlined on the cover page of this proxy statement. We are not aware of any other matters to be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your proxy holder will vote your shares in his or her discretion.

WHO MAY VOTE AT THE ANNUAL MEETING?

You are entitled to vote at the Annual Meeting if our records show that you held shares of Company common stock, no par value (“Common Stock”), as of the close of business on the Record Date. As of the Record Date, 138,370,570 shares of Common Stock were issued and outstanding. In addition, 75,000 shares of the Company’s Series B-1 convertible preferred stock, no par value (“Series B-1 Preferred Stock”), and 140,000 shares of the Company’s Series B-2 convertible preferred stock, no par value (“Series B-2 Preferred Stock”, and together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), which are entitled to vote as one class with the Common Stock on an as-converted basis, were issued and outstanding as of the Record Date.

Unless the context provides otherwise, references in this proxy statement to “shareholders” means, collectively, holders of Common Stock and holders of Series B Preferred Stock.

WHAT ARE THE VOTING RIGHTS OF HOLDERS OF COHERENT COMMON STOCK AND SERIES B PREFERRED STOCK?

Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders, including the election of directors. Each share of Series B Preferred Stock is entitled to 26,130,220 votes, which represents the number of whole shares of Common Stock (rounded to the nearest whole share) into which each share of Series B Preferred Stock was convertible on the Record Date. Shareholders do not have cumulative voting rights.

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WHO MAY PARTICIPATE IN THE ANNUAL MEETING?

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on September 15, 2022, or hold a valid proxy for the Annual Meeting. To participate in the virtual Annual Meeting, including to vote, ask questions, and view the list of registered shareholders as of the Record Date, you must access the meeting website at www.virtualshareholdermeeting.com/COHR2022. To vote or submit a question, you will need the control number included on your proxy card or Notice, and to follow the instructions posted at www.virtualshareholdermeeting.com/COHR2022. If you encounter any difficulties accessing the Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

We will endeavor to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. We reserve the right to group questions on the same topic, to edit inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business.

WHAT CONSTITUTES A QUORUM?

Our bylaws provide that the presence, in person (virtually) or by proxy, of shareholders entitled to cast at least a majority of votes that all shareholders are entitled to cast on the Record Date will constitute a quorum at the Annual Meeting. The virtual presence via the webcast or by proxy of shareholders entitled to cast at least 69,185,286 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes (explained below) will be included as shares present when determining whether there is a quorum. If there is no quorum, the presiding officer of the Annual Meeting, or the shareholders present and entitled to cast a majority of the votes present at the Annual Meeting, may adjourn the Annual Meeting to another date.

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HOW DO I VOTE?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If entitled to vote, you may vote:

✓

Through your broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any matter that your broker, bank or other nominee does not have discretionary authority to vote on.

✓

Returning a Proxy Card: If you receive a proxy card, sign and date it, then return it promptly in the envelope provided. If your signed proxy card is received before the Annual Meeting, the designated proxies will vote your shares as you direct. If you return a signed proxy card that does not direct how to vote on a proposal, the designated proxies will vote in their discretion as recommended by the Board on that proposal.

✓

Using the Telephone: Dial toll-free at 1-800-690-6903 (toll free within the U.S. and Canada), or +1-720-378-5962 for calls made from outside the U.S. or Canada, and follow the recorded instructions. You will be asked to provide the control number from your proxy card or Notice.

✓	Via the Internet: Go to www.proxyvote.com and follow the instructions provided. You will be asked for the control number located on the proxy card or Notice.

✓	Virtually During the Annual Meeting: Please follow the instructions posted at www.virtualshareholdermeeting.com/COHR2022. All votes must be received before the polls close during the Annual Meeting.

HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?

Please refer to the Notice for the ways you may request a paper copy of the proxy statement and proxy card.

CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change or revoke your vote at any time before the proxy is exercised. You may (i) deliver a notice of revocation or deliver a later-dated proxy to the Company’s Secretary at Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056; (ii) submit another vote via the Internet or by telephone; or (iii) vote during the Annual Meeting. Your participation in the Annual Meeting will not automatically revoke a previously submitted proxy. A shareholder’s last vote is the vote that will be counted.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD?

Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. These recommendations are set forth in the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

-	FOR election of the nominated slate of Class Two Directors for terms expiring in 2025 (see Proposal 1);

-	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 2);

-	FOR ratification of the Audit Committee’s selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending June 30, 2023 (see Proposal 3).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

For each of the matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not be counted in determining the number of votes necessary for approval. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because it did not receive instructions from the beneficial owner. A nominee may have discretionary authority to vote on Proposal 3 but will not be permitted to vote a beneficial owner’s shares on Proposals 1 or 2 absent having instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, since they are not considered to be “votes cast”. Abstentions have the effect of a vote “AGAINST” with respect to Proposals 2 and 3 while broker non-votes have no effect.

3

MATTERS OF BUSINESS, VOTES NEEDED AND

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

	For More Information	Board Recommended
Proposal 1 – Election of Directors	Page 9	✓For Each Nominee

Each outstanding share of our Common Stock and our Series B Preferred Stock is entitled to vote for as many separate nominees as there are directors to be elected. There are four directors nominated for election to Class Two of our Board at the Annual Meeting: Shaker Sadasivam, Enrico Digirolamo, David Motley and Lisa Neal-Graves. A nominee will be elected to the Board if the number of votes cast for the nominee exceeds the number of votes cast against the nominee’s election, subject to the Company’s policy described under “Proposal 1 — Election of Directors — Director Conditional Resignation Policy.” Abstentions and broker non-votes have no effect on this matter. The Board recommends that you vote FOR the election of each of the Board’s nominees for director.

Proposal 2 — Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2022, as disclosed in this proxy statement	Page 27	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve on a non-binding advisory basis the compensation of our named executive officers for fiscal year 2022, as disclosed in this proxy statement. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. Because this is an advisory vote, it will not be binding on the Company or the Board. However, the Compensation and Human Capital Committee will consider the voting results, among other factors, when making future decisions on executive compensation. The Board recommends that you vote FOR the resolution approving the Company’s fiscal year 2022 named executive officer compensation.

Proposal 3 — Ratification of the Audit Committee’s selection of EY as the Company’s independent registered public accounting firm (“Independent Accountants”) for the fiscal year ending June 30, 2023	Page 54	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to ratify the appointment of EY as the Company’s Independent Accountants for the fiscal year ending June 30, 2023. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Audit Committee is responsible for appointing the Company’s Independent Accountants. The Audit Committee is not bound by the outcome of this vote, but, if the appointment of EY is not ratified by shareholders, the Audit Committee will reconsider the appointment. The Board recommends that you vote FOR the ratification of the Audit Committee’s selection of EY as the Company’s Independent Accountants for the fiscal year ending June 30, 2023.

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CORPORATE RESPONSIBILITY AND ESG HIGHLIGHTS

Our ESG strategy and programs are developed by our management team, with the guidance and direction of our Board of Directors and the Environmental, Social Responsibility and Governance Committee. We recently published our first ESG Report which described in more detail our ESG strategy and priorities. Below are some of the highlights of our environmental, social responsibility and governance programs.

Environmental Initiatives and Achievements

Climate and Energy Management

✓ Launched greenhouse gas (GHG) emissions inventory accounting process across our global operations to measure, monitor and reduce Scope 1 and Scope 2 emissions.

✓ Entered into renewable electricity contracts for 40 sites around the world, including 35 sites that now source 100% of their annual electricity requirements from renewable sources.

✓ Completed multiple energy-efficiency projects resulting in an estimated energy savings in excess of 10 million kWh per year.

Social Initiatives and Achievements

Inclusion and Diversity

✓ Adopted formal Diversity, Equity, and Inclusion Policy that applies to the Board, and all employees, contractors or other entities or individuals affiliated with the Company.

✓ Chair and CEO joined the CEO Action for Diversity and Inclusion Pledge, which includes a commitment to engage the Board when developing Diversity, Equity and Inclusion (“DEI”) strategies and initiatives.

✓ Formed the Global DEI Advisory Council, which is comprised of a diverse representation of leaders from across the Company, and is sponsored by one of our Directors.

Ethics and Compliance

✓ Coherent’s Code of Ethical Business Conduct applies to all Company Directors, officers and employees.

✓ Our Company-wide ethics and compliance program emphasizes the importance of integrity in guiding our business and is the framework for how we put our core values into practice.

✓ We expect our suppliers to adhere to ethical and sustainable business practices as outlined in our Supplier Standards.

5

Corporate Governance

Independence	✓ 11 of 13 directors are independent. ✓ Fully independent Board committees.

Diversity

✓ Six of 13 directors, including three Class Two nominees, are female and/or racially/ethnically diverse.

✓ 100% of new directors since 2019 are female and/or racially diverse excluding those selected by Finisar, Bain and Coherent, Inc., in connection with those transactions.

✓ Directors represent a mix of skills, experience, backgrounds and tenures.

Engagement

✓ Director attendance at Board and committee meetings averaged over 95% in fiscal year 2022.

✓ Non-employee directors, and independent directors meet in regular executive sessions without management present.

Tenure

✓ Average director tenure is 7.4 years, and the median is 4 years.

✓ Seven of 13 directors have joined the Board in the past three years, including two directors designated by Coherent, Inc., pursuant to the acquisition.

Learn More In October 2022 we published our first Sustainability Report. You can learn more about Coherent and our sustainability efforts by visiting our website at www.coherent.com.

6

DIVERSITY OF OUR DIRECTORS

We believe boardroom diversity is integral to effective corporate governance and improves the quality of decision-making, strategic vision and risk management. Our Board of Directors is comprised of a diverse group of individuals with a broad spectrum of professional backgrounds. The Environmental, Social Responsibility and Governance Committee seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests by identifying candidates from varied industries having diverse cultural or ethnic backgrounds, viewpoints and ages. The Board of Directors believes that its current members provide this diversity. Below are self-identified diversity characteristics of our directors.

Board Diversity Matrix

Total Number of Directors	13
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	2	11	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	3	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Didn’t Answer	0	0	0	0

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SKILLS, EXPERTISE AND EXPERIENCE OF OUR DIRECTORS

The table below lists some of the key skills, experience and expertise possessed by our continuing directors and nominees for election. The skills listed below are those that are valued by our Board in guiding a complex, global manufacturing and in overseeing our strategy for future growth. A checkmark indicates a specific area of focus or expertise on which the Board particularly relies. The biographies of our directors include more information about our directors’ relevant skills, experience and qualifications.

Joseph J. Corasanti

Enrico Digirolamo

Michael L. Dreyer

Lisa Neal-Graves

Patricia Hatter

Vincent D. Mattera, Jr.

David L. Motley

Steven Pagliuca

Shaker Sadasivam

Stephen A. Skaggs

Sandeep Vij

Howard H. Xia

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PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is divided into three classes, each as nearly equal as possible in number of directors. At present, the Board consists of 13 members, with four directors each in Classes One and Two and five directors in Class Three.

The current term of our Class Two Directors expires at the Annual Meeting. Accordingly, four directors have been nominated for election to Class Two positions, for a term of three years or until such time as their respective successors are elected and qualified, or until death, resignation or removal. Any Board vacancy may be filled by a majority of the remaining directors then in office, and any director so elected will serve for the same term that the predecessor would have served, or until his or her death, resignation or removal.

The persons named as proxies for this Annual Meeting were selected by the Board and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by validly submitted proxies as follows:

–	FOR the election of Shaker Sadasivam, who has served as a director since 2016;
–	FOR the election of Enrico Digirolamo, who has served as a director since 2018;
–	FOR the election of David Motley, who has served as a director since 2021; and
–	FOR the election of Lisa Neal-Graves, who has served as a director since 2021.

Each of the nominees has consented to serve if elected. However, if any of them is unable or unwilling to serve as a director, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for any substitute nominee proposed by the Board.

DIRECTOR CONDITIONAL RESIGNATION POLICY

Each incumbent director nominee has submitted an irrevocable conditional resignation, which is effective if the nominee receives a greater number of votes “AGAINST” than votes “FOR” that person’s election. If this occurs, the Environmental, Social Responsibility and Governance Committee (the “ESG Committee”) will recommend to the Board whether to accept or reject the resignation. The Board will act on the resignation, taking into account the Committee’s recommendation, and publicly disclose its decision and the underlying rationale, within 90 days after the date the election results are certified. The incumbent director will remain as a member of the Board during this process.

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INFORMATION REGARDING THE COMPANY’S BOARD

The professional and personal experience, qualifications, attributes and skills of each director nominee and the Company’s other current directors are described below, and reflect the qualities that the Company seeks in its Board members. In addition to the specific examples, the Board and the Company believe that the broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment, and commitment to corporate citizenship demonstrated by the nominees make them exceptional candidates for these positions.

Name	Class	Expiration of Term	Age	Director Since	Position(s) With Coherent	Audit Committee	Compensation Committee	ESG Committee	STAR Committee
NON-EMPLOYEE DIRECTORS:

Michael L. Dreyer	One	2024	58	2019	Director		Member	Member

Stephen Pagliuca	One	2024	67	2021	Director		Member

Howard H. Xia	One	2024	61	2011	Director				Chair

Enrico Digirolamo*	Two	2022	67	2018	Lead Independent Director	Member		Chair	Member

David Motley	Two	2022	63	2021	Director		Member

Shaker Sadasivam*	Two	2022	62	2016	Director	Member	Chair		Member

Lisa Neal-Graves	Two	2022	59	2011	Director

Joseph J. Corasanti*	Three	2023	58	2002	Director	Chair		Member	Member

Patricia Hatter	Three	2023	60	2019	Director		Member	Member

Stephen A. Skaggs	Three	2023	60	2022	Director

Sandeep Vij	Three	2023	56	2022	Director

EMPLOYEE DIRECTOR:

Vincent D. Mattera, Jr.	One	2024	66	2012	Board Chair, Chief Executive Officer, Director

DIRECTOR NOT STANDING FOR ELECTION

Francis Kramer	Two	2022	73	1989	Chair Emeritus, Director

Fiscal year 2022 meetings						6	6	4	3
*	Qualifies as an audit committee “financial expert” as defined by the Securities and Exchange Commission.

CLASS TWO DIRECTORS STANDING FOR ELECTION

Enrico Digirolamo. Mr. Digirolamo is currently a senior advisor to technology companies and manufacturing firms. From 2013 to 2017, Mr. Digirolamo served as Chief Financial Officer and Senior Vice President of Covisint Corporation, a leading cloud computing company for the internet of Things and Identity platforms. Mr. Digirolamo was with Allstate Insurance from 2010 to 2013, where he served as Senior Vice President, Sales and Marketing and Finance. From 2008 to 2010, Mr. Digirolamo served as Vice President and Chief Financial Officer for General Motors in Europe. During a 31-year career with General Motors, Mr. Digirolamo held a variety of senior executive positions throughout the corporation, including 12 years outside the United States. Mr. Digirolamo served on the board of directors of Metromedia International Group from 2010 to 2017; Premier Trailer Leasing, Inc., from 2012 to 2013; and Identifix from 2013 to 2014. Mr. Digirolamo holds a B.S. degree from Central Michigan University, and an M.B.A. from Eastern Michigan University, and completed the Senior Executive Program at the International Institute for Management Development in Lausanne, Switzerland. He is a member of the Dean’s Leadership Roundtable at Central Michigan University, and a member of the Detroit Opera House board of directors and board of trustees. Mr. Digirolamo has extensive experience leading complex global businesses and has a broad financial, general management, and board oversight background.

10

Shaker Sadasivam. Dr. Sadasivam is the Co-Founder and Chief Executive Officer of Auragent Bioscience, LLC. He also serves on the boards FTC Solar, Inc., a public company, and of three private companies, Sfara, Dclimate Inc., and Sea Pharma, LLC. In 2016, Dr. Sadasivam retired as President and Chief Executive Officer of SunEdison Semiconductor Limited, a leading manufacturer of advanced semiconductors for electronics, a position he held from 2013. From 2009 to 2013, he served as Executive Vice President and President, Semiconductor Materials Business Unit of SunEdison, Inc. (a predecessor to SunEdison Semiconductor Limited, formerly known as MEMC Electronic Materials, Inc.). From 2002 to 2009, Dr. Sadasivam served as Senior Vice President Research and Development of SunEdison, Inc. Dr. Sadasivam holds B.S. and M.S. degrees in Chemical Engineering from the University of Madras and Indian Institute of Technology, an M.B.A. from Washington University’s Olin School of Business, and a Ph.D. in Chemical Engineering from Clarkson University. Dr. Sadasivam brings to the Board his extensive experience related to the semiconductor industry, and insight into areas including operations, product development and engineering management.

David L. Motley. Mr. Motley has served as Managing Partner with BlueTree Venture Fund, a venture fund focused on early-stage life science and information technology opportunities, since 2012. Mr. Motley also has served as a partner in DDRC 327 NEGL, LLC, a real estate development company, since 2016, and as Chief Executive Officer and President of MCAPS, LLC, a professional services company providing corporate real estate services and information technology capabilities and services, since January 2018. From 2011 to July 2017, Mr. Motley served as Senior Managing Partner of Headwaters SC, a private equity advisory services company. Mr. Motley also serves on the boards of directors of Deep Lake Capital Acquisition Corp., a blank check company, F.N.B. Corporation, a diversified financial services company, and Koppers Holdings Inc., an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds. Mr. Motley is a member of the board of directors of SRI International, an independent nonprofit technology research and development organization. Mr. Motley is a Cum Laude graduate of the University of Pittsburgh’s Swanson School of Engineering and a Distinguished Alumni Awardee, a recognition provided to less than one percent of the graduates. Mr. Motley also holds an M.B.A. from the Harvard Business School. Mr. Motley brings to the Board his extensive executive experience and expertise in ESG related matters and prior experience on boards of directors of public companies.

Mr. Motley was moved to Class Two to fill the vacancy resulting from Mr. Kramer not standing for election and to allow the Board to have three even classes of directors.

Lisa Neal-Graves. Ms. Neal-Graves has served as Principal of LMNG Innovations, LLC, a provider of consulting services to the technology industry, since 2020. Ms. Neal-Graves previously served as the Chief Innovation Officer for the Colorado State Attorney General’s Office in 2019, as the General Counsel and Chief Marketing Officer of Universal Plasma, LLC, an early stage antenna technology company, in 2017 and 2018, and as the Vice President and General Manager of the Cloud Strategic Product Group of Zayo Group, a provider of telecommunications fiber network services, in 2016 and 2017. She also served in various roles at Intel Corporation since 2006, including as Director of Technology Insights at Intel Labs, Executive Director of Intel China Research & Development, and Senior Manager of Procurement. Ms. Neal-Graves currently serves as a director of Rocky Mountain Public Media, which is a statewide, member-supported, multimedia organization in Colorado and the owner of Rocky Mountain PBS. Ms. Neal-Graves is a graduate of Hampton University, where she obtained her undergraduate degree in applied mathematics and computer science. Ms. Neal-Graves also holds a Masters in Computer Science from Michigan State University (with an emphasis in Artificial Intelligence), a Masters of Engineering from the University of Colorado Boulder, and a J.D. from the University of Colorado School of Law. Ms. Graves extensive executive experience in technology related fields, including semiconductors, and legal background are valuable to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A CLASS TWO DIRECTOR.

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CLASS TWO DIRECTOR NOT STANDING FOR ELECTION

Francis J. Kramer. Mr. Kramer joined the Company in 1983, served as its President from 1985 to 2007, its President and Chief Executive Officer from 2007 to November 2014, and its Chairman and Chief Executive Officer from November 2014 to September 2016. He served as the Company’s Board Chair until November 2021 at which time he transitioned to Chair Emeritus while continuing as a director. Mr. Kramer holds a B.S. degree in Industrial Engineering from the University of Pittsburgh and an M.S. degree in Industrial Administration from Purdue University. Mr. Kramer served as a director of Barnes Group Inc., an aerospace and industrial manufacturing company, from 2012 to September 2016.

CONTINUING DIRECTORS

EXISTING CLASS THREE DIRECTORS WHOSE TERMS EXPIRE IN 2023

Joseph J. Corasanti. Mr. Corasanti presently serves as chairman of the Board of Directors of SRC, Inc., a company that designs, manufactures and sells products and services for the defense industry. Previously, Mr. Corasanti held a number of management roles at CONMED Corporation, a medical technology company, serving as President and Chief Executive Officer from 2006 to July 2014; President and Chief Operating Officer from 1999 to 2006; Executive Vice President/General Manager from 1998 to 1999; and General Counsel and Vice President-Legal Affairs from 1993 to 1998. He also served as a director of CONMED from 1994 to 2014. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Mr. Corasanti’s past executive positions and his prior public company board experience have provided him with leadership skills and experience in a variety of matters that he contributes to our Board. His experience and skill set, including his legal background and acquisition experience, are valuable to our Board.

Patricia Hatter. Ms. Hatter is currently the Chief Customer Officer of Palo Alto Networks, Inc., a multinational cybersecurity company, where she has served since August 2019. From July 2017 to August 2019, Ms. Hatter worked as a strategic advisor to various private companies. Ms. Hatter previously served as the General Manager and Senior Vice President — Services and Interim Chief Information Officer of McAfee, LLC, a global computer security software company, from January 2017 to July 2017, and was the Chief Information Officer and Senior Vice President — Operations, at McAfee, LLC, from 2010 to June 2015. Ms. Hatter additionally served as the Chief Information Officer — Intel Security and General Manager — Security & Software at Intel Corporation, a leader in the semiconductor industry, from June 2015 to January 2016. Ms. Hatter also held various leadership roles at Cisco Systems, Inc., and AT&T Corporation. Ms. Hatter served on the board of directors of Barrick Gold Corporation, an international mining company from April 2018 until January 2019, and the board of directors of Qualys, Inc., a leading provider of cloud-based security and compliance solutions, from October 2018 until August 2019. Ms. Hatter holds B.S. and M.S. degrees in Mechanical Engineering from Carnegie Mellon University. Among the attributes that qualify Ms. Hatter to serve as a member of our Board are her experience in executive roles at various cybersecurity and technology companies and her prior experience on boards of directors of public companies.

Stephen A. Skaggs. Mr. Skaggs joined the Board in conjunction with the acquisition of Coherent, Inc. on July 1, 2022. Previously, Mr. Skaggs served as a member of the board of directors of Coherent, Inc. beginning in 2013. Mr. Skaggs has been a private investor since April 2016. Previously, he held the position of Senior Vice President and Chief Financial Officer of Atmel Corporation, a leading supplier of microcontrollers, from May 2013 until its acquisition by Microchip Technology Incorporated in April 2016. Mr. Skaggs has more than 25 years of experience in the semiconductor industry, including serving as President, Chief Executive Officer, and Chief Financial Officer of Lattice Semiconductor, a supplier of programmable logic devices and related software. He was also previously a member of the board of directors of Lattice. Prior to Lattice, Mr. Skaggs was employed by Bain & Company, a global management consulting firm, where he specialized in high-technology product strategy, mergers and acquisitions, and corporate restructurings. He currently serves on the board of directors of IDEX Biometrics ASA. Mr. Skaggs

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holds an MBA degree from the Harvard Business School and a B.S. degree in Chemical Engineering from the University of California, Berkeley. Mr. Skaggs’ years of executive and management experience in the high-technology industry, including serving as the chief executive officer and chief financial officer of other public companies, his prior service on the board of another publicly held company, and his years of service as a director of Coherent, make him a valuable member of the Board.

Sandeep Vij. Mr. Vij joined the Board in conjunction with the acquisition of Coherent, Inc. on July 1, 2022. Previously, Mr. Vij served as a member of the board of directors of Coherent, Inc. beginning in 2004. Mr. Vij has been a private investor since February 2013. Previously, he held the position of President and Chief Executive Officer and was a member of the board of directors of MIPS Technologies, Inc., a leading provider of processor architectures and cores, from January 2010 until its sale in February 2013. In addition, Mr. Vij was the Vice President and General Manager of the Broadband and Consumer Division of Cavium Networks, Inc., a provider of highly integrated semiconductor products, from May 2008 to January 2010. Prior to that, he held the position of Vice President of Worldwide Marketing, Services, and Support for Xilinx, Inc., a digital programmable logic device provider, from 2007 to April 2008. From 2001 to 2006, he held the position of Vice President of Worldwide Marketing at Xilinx. From 1997 to 2001, he served as Vice President and General Manager of the General Products Division at Xilinx. Mr. Vij joined Xilinx in 1996 as Director of FPGA Marketing. He is a graduate of General Electric’s Edison Engineering Program and Advanced Courses in Engineering. He holds an MSEE from Stanford University and a BSEE from San Jose State University. Mr. Vij’s years of executive and management experience in the high-technology industry, including serving as the chief executive officer of another public company, his service on the board of another publicly held company, and his years of service as a director of Coherent, make him a valuable member of the Board.

EXISTING CLASS ONE DIRECTORS WHOSE TERMS EXPIRE IN 2024

Vincent D. Mattera, Jr. Dr. Mattera initially served as a member of the Coherent Board from 2000 until 2002. Dr. Mattera joined the Company as Vice President in 2004, and served as Executive Vice President from January 2010 to November 2013, when he became Chief Operating Officer. He was re-appointed to the Board in 2012. In November 2014, Dr. Mattera became the President and Chief Operating Officer. In September 2016, Dr. Mattera became the Company’s third President and Chief Executive Officer in 45 years and served as the Company’s President through June 2019, when the roles of President and Chief Executive Officer were separated. Dr. Mattera became the Company’s Board Chair immediately following the 2021 Annual Meeting. During his career at Coherent he has assumed successively broader management roles, including as a lead architect of the Company’s growth and diversification strategies. The platforms that the Company has added under his leadership have contributed to positioning the Company into large and transformative global growth markets while increasing our global reach, deepening our technology and IP portfolio, broadening our product roadmap and customer base, and increasing the potential of the Company.

Prior to joining the Company as an executive, Dr. Mattera had a continuous 20-year career in the Optoelectronic Device Division of AT&T Bell Laboratories, Lucent Technologies and Agere Systems, during which he led the development and manufacturing of semiconductor laser-based materials and devices for optical and data communications networks. Dr. Mattera has 37 years of leadership experience in the compound semiconductor materials and device technology, operations and markets that are core to the Company’s business and strategy. Dr. Mattera holds a B.S. degree in chemistry from the University of Rhode Island (1979), and a Ph.D. in chemistry from Brown University (1984). He completed the Stanford University Executive Program in 1996. His long tenure at Coherent offers invaluable historical knowledge about the Company. We believe that Dr. Mattera’s expertise and experience qualify him to provide the Board with continuity, and a unique perspective about the Company.

Michael L. Dreyer. Mr. Dreyer served as the Chief Operations Officer of Silicon Valley Bank from September 2015 to April 2019. Before joining Silicon Valley Bank, Mr. Dreyer was President and Chief Operating Officer of Monitise Americas, LLC, a subsidiary of Monitise plc, a company providing mobile

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banking and payment services, from 2014 to September 2015. Mr. Dreyer was the global head of technology and Chief Information Officer at VISA Inc., from 2005 to 2014. Previously, Mr. Dreyer was Chief Information Officer of Inovant, LLC, a company providing electronic payment processing services. He has also held executive positions at VISA USA (Senior Vice President of Processing and Emerging Products, and Senior Vice President of Commercial Solutions). Additionally, Mr. Dreyer held senior positions at American Express Co, Prime Financial, Inc., Federal Deposit Insurance Corporation (FDIC), Downey Savings, Bank of America, and the Fairmont Hotel Management Company. Mr. Dreyer served as a member of the board of directors of Finisar Corporation (“Finisar”) from December 2015 through September 24, 2019 (the effective date of the Company’s acquisition of Finisar), and is currently a director of F5 Networks, Inc., a developer and provider of software-defined application services. Mr. Dreyer received an M.B.A. and a B.A. in psychology from Washington State University. Mr. Dreyer brings to the Board extensive executive and leadership experience, as well as expertise in various aspects of the financial and banking industries.

Stephen Pagliuca. Mr. Pagliuca is a Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and Co-Chair of Bain Capital, LP. He is also a Managing General Partner and co-owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982, and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a former director of Burger King Holdings, Inc., HCA, Inc. (Hospital Corporation of America), Kioxia Holdings Corporation, Quintiles Transnational Corporation, Warner Chilcott PLC and the Weather Company. Mr. Pagliuca received a B.A. from Duke University in 1977, and an M.B.A. from the Harvard Business School in 1982. He currently serves on the boards of directors of Axis Bank, Ltd., Gartner, Inc., and Virgin Voyages. Mr. Pagliuca brings to the Board extensive executive and leadership experience.

Howard H. Xia. Dr. Xia currently serves as a consultant to the telecommunications industry. Dr. Xia served as General Manager of Vodafone China Limited, a wholly-owned subsidiary of Vodafone Group Plc, a telecommunications company, from 2001 to 2014. From 1994 to 2001, he served as a Director, Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994, and was a Senior Engineer at PacTel Cellular from 1990 to 1992. Dr. Xia holds a B.S. degree in Physics from South China Normal University, and an M.S. in Physics and Electrical Engineering, and a Ph.D. in Electrophysics, from Polytechnic School of Engineering of New York University. Dr. Xia’s extensive knowledge of, and experience in, the telecommunications industry, his knowledge of international business, including with China, and his strong leadership skills make him a valuable member of our Board. In particular, his experience and knowledge of telecommunications in Asia contribute to the Board’s breadth of knowledge in this area.

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MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board met eight times in fiscal year 2022. In fiscal year 2022 each director attended at least 75% of the meetings of the Board and the committees on which he or she served (held during the period in which the director served) and actual director attendance at meetings of the Board and committees on which they served (held during the period in which the director served) averaged over 95%.

The Board has four standing committees: Audit; Compensation and Human Capital; Environmental, Social Responsibility, and Governance; and Strategy, Technology, Acquisition and Risk. All Committees have written charters, which are reviewed on an annual basis, and are available on the Company’s website at www.coherent.com/corporate-governance-documents.

The responsibilities of each committee include the following:

Committee	Responsibilities

Audit Committee

–  Oversees the integrity of the financial statements and internal controls, including the scope and results of the audits of the internal and independent auditors

–  Appoints the independent auditor and evaluates their qualifications

–  Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential submission by employees of concerns regarding accounting or auditing matters

–  Approves the Audit Committee Report for inclusion in the Proxy Statement.

–  Periodically reviews the Company’s risk assessment approach and activities undertaken by management

Compensation and Human Capital

–  Establishing the CEO’s and other NEO’s compensation based upon an evaluation of performance in light of approved goals and objectives

–  Recommends and oversees compensation of the Company’s directors and executive officers

–  Administers the Company’s equity and incentive plans

–  Reviews strategies related to human capital management, including talent acquisition and retention

–  Approves the Compensation Discussion and Analysis and the Compensation Committee Report for inclusion in the Proxy Statement

Environmental, Social Responsibility and Governance

–  Develops and implements corporate governance policies and processes

–  Identify individuals qualified to become Board members and recommend them to the full Board for consideration

–  Reviews succession plans for CEO and other senior executives of the Company

–  Oversees the Company’s ESG strategy and initiatives

–  Oversee the Company’s efforts to identify, manage and mitigate risks related to cyber security

Strategy, Technology, Acquisition and Risk:

–  Reviews the Company’s strategy, structure and operations

–  Oversees the Company’s M&A strategy and reviews potential acquisition candidates

–  Oversees the integration strategy following the completion of acquisitions

–  Reviews the Company’s enterprise risk program, and other operational risks

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DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE POLICIES

The Rules of the Nasdaq Stock Market require that a majority of the Company’s Board be Independent Directors (as defined in the Nasdaq Rules). Our Corporate Governance Guidelines further provide that a substantial majority of the members of the Company’s Board must qualify as independent. The Board has determined that all of the continuing directors or nominees for election as director are independent within the meaning of the Nasdaq Rules, other than Dr. Mattera. In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company to determine whether any director has a material relationship with the Company. The Board considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, from both the standpoint of the director in his or her individual capacity, and from the standpoint of the director’s family and other affiliations.

NOMINATION OF CANDIDATES FOR DIRECTOR

The Company considers director candidates from several sources, including existing directors, members of the Company’s management team, shareholders, and third-party search firms. The Company’s current bylaws describe the procedures by which shareholders may recommend candidates for election to the Board. In general, shareholder nominations must be made in writing and be given to our Secretary no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, before the anniversary date of the mailing date of the Company’s proxy statement in connection with the previous year’s annual meeting. In addition, nominations must include information regarding both the nominating shareholder and the director nominee, including

-	Their relationship to each other;
-	Any understanding between them regarding the nomination;
-	The shares owned by the nominating shareholder; and
-	Other information concerning the nominating shareholder and/or nominee that is required for inclusion in a proxy statement filed with the Securities and Exchange Commission (the “SEC”).

Further, to be eligible for election as a director of the Company, the nominee must deliver within the timeframe noted above a written questionnaire detailing his or her background and qualifications, and a written representation and agreement as set forth in the Company’s bylaws. The form for this representation and agreement will be provided by the Secretary of the Company upon written request.

The ESG Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board, including those factors set forth in the Company’s ESG Committee Charter. In general, candidates nominated for election to the Board should possess the following qualifications:

-	Personal and professional ethics, integrity, practical wisdom and mature judgment;
-	Training and experience in policy-making decisions in business;
-	Expertise that is useful to the Company, and complementary to the background and experience of the other directors;
-	Ability and willingness to devote the time necessary to carry out the duties and responsibilities of a director;
-	Commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations;
-	Diversity of background (including race, ethnicity, origin, age, gender, experiences and skill sets);
-	Willingness to represent the best interests of all shareholders and objectively appraise management performance; and
-	Compliance with the Company’s independence requirements.

Potential candidates are screened and interviewed by a selection committee appointed by the ESG Committee.

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Although the Board does not have a formal diversity policy, the ESG Committee’s practice is to review the skills, experiences, and attributes of individual Board members and candidates given the current make-up of the Board, to ensure that the Board includes individuals who will serve the Company’s strategic and governance needs. We consider all dimensions of diversity in determining what mix of individuals will provide the Board a diverse portfolio of experience, knowledge, talents and perspectives. Candidates are also evaluated on their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields, as well as a global business perspective and commitment to corporate citizenship. All new directors nominated and elected to the Board since 2019 have been female and/or racially diverse (excluding those selected by Finisar, Bain and Coherent, Inc., in connection with those transactions).

BAIN BOARD NOMINATION RIGHTS

On March 30, 2021, the Company and BCPE Watson (DE) SPV, LP, a Delaware limited partnership and an affiliate of Bain Capital, LP (“BCPE”), entered into an Amended and Restated Investment Agreement (the “Amended and Restated Investment Agreement”). Pursuant to the terms of the Amended and Restated Investment Agreement, BCPE has the right to nominate one designee to our Board for so long as BCPE continues to beneficially own shares of the Company’s Series B Preferred Stock (and/or shares of Common Stock issued upon conversion) that represent at least 25% of the number of shares of Common Stock issued to BCPE on March 30, 2021, and at the closing of the Company’s acquisition of Coherent, Inc. on July 1, 2022, in each case on an as converted basis. BCPE’s designee to our Board is Stephen Pagliuca.

UNIVERSAL PROXY RULES FOR DIRECTOR NOMINATIONS

In addition to satisfying the requirements under the bylaws, shareholders who intend to solicit proxies in support of director nominees other than Coherent’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Coherent at its principal executive offices no later than 60 calendar days prior to the anniversary date of the fiscal year 2022 annual meeting. However, if the date of the fiscal year 2023 annual meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the fiscal year 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the fiscal year 2023 Annual Meeting is first made.

SIZE OF THE BOARD

As provided in the Company’s bylaws, the Board is to be composed of no less than five and no more than fourteen members, with the exact number determined by the Board based on its current composition and requirements. At present, the Board consists of thirteen members, but will be reduced to twelve members effective immediately following the Annual Meeting.

In accordance with the terms of our outstanding 6.00% Series A Mandatory Convertible Preferred Stock, no par value per share (“Mandatory Convertible Preferred Stock”), whenever any dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared or paid for the equivalent of six or more dividend periods, whether or not for consecutive periods (a “nonpayment”), the authorized number of directors will, at the next annual or special meeting of the Company’s shareholders, automatically be increased by two. At such time, the holders of record of such shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of record of all other series of voting preferred stock then outstanding, will be entitled, at the next shareholder meeting, to vote for the election of a total of two additional members of the Board (collectively, the “Preferred Stock Directors”). As of the date of this proxy statement, the Company has declared and paid the applicable dividend on all shares of the Mandatory Convertible Preferred Stock for each completed dividend period.

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BOARD LEADERSHIP STRUCTURE

Effective immediately following the 2021 Annual Meeting, the Board appointed Dr. Mattera to be Board Chair. Mr. Kramer became Chair Emeritus while continuing as a director. The Board believes that Dr. Mattera’s combined role of Board Chair and CEO is in the best interests of the Company and its shareholders because of his detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, especially in light of the acquisition of Coherent, Inc., and his ability to identify strategic priorities essential to the future success of the Company. The Board believes that this structure is best for the Company at this time because it provides for clear leadership responsibility and accountability, while providing for effective corporate governance and oversight by an independent Board of strong and seasoned directors with an independent Lead Director.

In addition, the Board appointed Mr. Digirolamo as Lead Independent Director, also effective immediately following the 2021 Annual Meeting. Marc Y.E. Pelaez, formerly the Company’s Lead Independent Director, continued as a director until his retirement from the Board in February 2022. The responsibilities of the Lead Independent Director include the following:

-	Presides at all meetings of the Board at which the Board Chair is not present, including meetings of the independent Directors held in Executive Session;
-	Has the authority to call meetings of the independent Directors;
-	Serves as a liaison between the Board Chair/CEO and the independent Directors;
-	Consults with the Board Chair/CEO on agendas for Board meetings; and
-	Serves as Chair of the ESG Committee.

BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Board has overall responsibility for risk management oversight. Elements of risk are overseen by each of our standing committees. Material risks that are identified by a committee are brought to the attention of the full Board.

The Audit Committee oversees financial and general risk management. It receives reports from Company management, internal audit, and other advisors, and provides serious and thoughtful attention to the Company’s risk control processes and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures to respond to and manage these risks.

The Committee (the “Committee”) assesses the appropriateness and competitiveness of the Company’s executive compensation programs, and reviews the Company’s compensation policies and practices for employees, including executive and non-executive officers, as they relate to the Company’s risk management practices.

Cyber security risk is reviewed and assessed by the ESG Committee.

Operational risks and approaches to risk management are reviewed and assessed by the STAR Committee.

The Board encourages management to promote a corporate culture that understands the importance of risk management and to incorporate it into the corporate strategy and day-to-day operations of the Company. The Company’s risk management approach also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

COMMUNICATION WITH DIRECTORS

Shareholders wishing to communicate with the Board may send written communications addressed to the Lead Independent Director, or to any member of the Board individually, in care of Coherent Corp., Attn:

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Secretary, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received by the Company at this address will be delivered or forwarded to the individual director as soon as practicable, except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward communications received from shareholders that are addressed to the Board, to the chair of the Board committee whose function is most closely related to the subject matter of the communication.

DIRECTOR MANDATORY SERVICE CONCLUSION AND SUCCESSION PLANNING

The Board has instituted a policy for directors, as set forth in the Company’s Corporate Governance Guidelines. Under this policy, a director must tender a resignation to the ESG Committee, to be effective at the end of the last regularly scheduled Board meeting prior to the director’s 76th birthday. The ESG Committee considers each case, and recommends to the Board the action to be taken. The Board in its discretion chooses to accept or reject the resignation. If rejected, the director’s resignation will be deemed to be re-submitted to the ESG Committee annually thereafter, until such time as it is accepted by the Board. The Board has undertaken a succession planning process to proactively address anticipated openings on the Board.

DIRECTOR OWNERSHIP REQUIREMENTS

The Board has a stock ownership program that requires each non-employee director to own shares of the Company’s Common Stock with a market value of at least $150,000 no later than the third anniversary of the director joining the Board. In the event of non-compliance, the Board will consider measures appropriate to the circumstances. All of the non-employee directors who have directors for three years are in compliance with the stock ownership program, and the Board believes that all other non-employee directors are making satisfactory progress towards compliance. Effective July 2022, the Board amended the stock ownership program to require each non-employee director to own at least five times the annual retainer of Company Common Stock (currently $425,000). All current directors are required to be in compliance with the new requirement within five years. New directors will have five years to achieve the required ownership level.

STANDING BOARD LIMITS

Board members are limited to serving on a maximum of four public company boards, including the Board.

CHANGE IN DIRECTOR OCCUPATION

Under the Company’s Corporate Governance Guidelines, when a director’s principal occupation or business association changes substantially (including retirement), the director must tender a resignation for consideration by the ESG Committee. The ESG Committee then will recommend to the Board the action to be taken with respect to the resignation.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Executive sessions of independent directors are held regularly, with the Lead Independent Director presiding.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Directors are expected to attend the Annual Meeting, in person or remotely. All directors attended last year’s Annual Meeting.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has approved and adopted a Code of Ethical Business Conduct (the “Code of Conduct”) applicable to everyone in the Company and its subsidiaries, including the Board. The Code of Conduct also

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applies to contractors, consultants, temporary workers, suppliers, and other third parties. This document is available on the Company’s website at www.coherent.com/corporate-governance-documents. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Code of Conduct.

Employees are required and encouraged to report suspected violations of our Code of Conduct. Reports are forwarded for review by the Audit Committee.

COMPANY POLICY REGARDING EMPLOYEE, OFFICER, AND DIRECTOR HEDGING

The Company’s insider trading policy prohibits the Company’s directors and executive officers, as well as any other employee of the Company who possesses material, non-public information about the Company, from engaging in hedging transactions. The policy does not specifically define hedging transactions, but they are intended to include the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that are intended to hedge or offset any decrease in the market value of Company securities held by the individual.

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s policies and procedures regarding related party transactions are included in the Code of Conduct. The Code of Conduct requires that all Company directors, officers and employees refrain from activities that might appear to involve a conflict of interest. Additionally, the Code of Conduct requires each Company director, officer and employee to disclose any situation that involves an actual or potential conflict of interest. Before making an investment, accepting a position or benefit, participating in a transaction or business arrangement, or otherwise acting in a manner that creates or appears to create a conflict of interest, a full disclosure of all relevant facts and circumstances must be made, and the Company’s written approval obtained. Waivers under the Code of Conduct for any of the Company’s executive officers or directors are granted only by the Board or a properly designated committee of the Board. It is expected that only those matters that are in the best interest of the Company would be approved or waived under our Code of Conduct.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board. In setting director compensation, the Company consults with its independent compensation advisor, Radford, an Aon Hewitt company (“Radford”), and considers the significant amount of time and skill required for directors to fulfill their overall responsibilities. Director compensation is only paid to non-employee directors. For purposes of this section, all references to “directors” means non-employee directors.

The director compensation program is periodically reviewed by the Committee, with the help of Radford, to ensure that the program remains competitive. As part of this review, the types and levels of compensation offered to our directors are compared to those offered by a select group of comparable companies. The comparable companies used are the same as those used for the Company’s named executive officers (the “Comparator Group”) and are listed in the “Compensation Discussion and Analysis” section of this proxy statement.

The components of our director compensation program for fiscal year 2022 are disclosed below. The Board is compensated based on a role-based compensation program, not on the number of meetings attended. The Committee strives to set director compensation at levels that are competitive with our Comparator Group. Typically, the overall compensation level of the Company’s directors ranges between the upper end of the second quartile and the lower end of the third quartile of the Comparator Group.

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DIRECTOR COMPENSATION FOR FISCAL YEAR 2022

DIRECTOR CASH COMPENSATION

	Annual Retainer
Compensation Item	Member	Chair(1)

Full Board Membership	$65,000	$125,000

Lead Independent Director	20,000	—

Audit Committee	12,500	25,000

Compensation and Human Capital Committee	10,000	20,000

ESG Committee	10,000	20,000

STAR Committee	7,500	10,000

(1)	Retainers paid to Chairs are in lieu of, and not in addition to, retainers otherwise paid to members. Employee director does not receive compensation.

DIRECTOR EQUITY PROGRAM

In addition to the cash compensation outlined above, directors receive annual equity awards. In setting the total dollar value of the equity awards, the Board takes into account cash compensation, limits in the Company’s equity plan governing documents, recommendations of the Committee and its independent compensation advisor, and Comparator Group practices. For fiscal year 2022, the Company determined the number of restricted stock units awarded by dividing the dollar value of the grant by the closing stock price on the grant date, subject to rounding. For fiscal year 2022, the nominal value of the annual equity award for full-year directors was $200,000. For Ms. Neal-Graves, the value of her equity award was determined by prorating the fiscal year 2022 full-year award value of $154,280 for a partial period of service. Restricted stock unit awards granted to directors also generally have the same terms as those granted to our employees, including annual vesting of one-third of the award over three years. They do not automatically vest upon a director’s departure from the Board. The Committee may recommend, and the Board may in its sole judgment approve, vesting of a restricted stock unit award upon a director’s departure from the Board if the departing director is found to be in good standing at the time of departure.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2022

Non-Employee Director	Fees Earned or Paid in Cash ($)(1)(4)	Stock Awards ($)(2)	Total ($)

Joseph J. Corasanti	$105,219	$199,958	$305,178

Enrico Digirolamo	132,719	199,958	332,678

Michael L. Dreyer	93,000	199,958	292,958

Patricia Hatter	85,000	199,958	284,958

Francis J. Kramer	69,000	199,958	268,958

Lisa Neal-Graves	62,028	154,280	216,308

David L. Motley	77,000	199,958	276,958

Stephen Pagliuca	75,000	199,958	274,958

Marc Y.E. Pelaez(3)	29,589	199,958	229,547

Shaker Sadasivam	103,719	199,958	303,678

Howard H. Xia	90,000	199,958	289,958
(1)

Amounts reflect fees actually paid during fiscal year 2022. Director fees are usually paid in January of the applicable fiscal year. Messrs. Skaggs and Vij became directors on July 1, 2022 and, accordingly, are not reflected in this table.

(2)

Represents the aggregate grant date fair value of restricted stock units issued to the non-employee directors under the Amended and Restated 2018 Omnibus Incentive Plan (rounded up to the nearest whole share), computed in accordance with Financial Accounting Standards Board

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(“FASB”) ASC Topic 718 (excluding the effect of forfeitures). The fair value of restricted stock units was computed based on the closing price of the Company’s Common Stock on August 28, 2021, for all directors except Ms. Neal-Graves. The restricted stock unit grant date for Ms. Neal-Graves was November 28, 2021.

(3)	Rear Admiral Pelaez retired from the Board pursuant to the Company’s mandatory retirement policy for directors, effective February 18, 2022.
(4)	At the invitation of the CEO directors may attend segment level operations reviews and receive up to $2,000 per meeting.

DIRECTOR EQUITY AWARDS OUTSTANDING

The following table sets forth the aggregate number of restricted stock units, and the number of shares that underlie exercisable stock options, that were held by the individuals who served as non-employee directors as of June 30, 2022, including options exercisable within 60 days after June 30, 2022.

Non-Employee Director	Restricted Stock Units (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)

Joseph J. Corasanti	6,478	53,452	51,999

Enrico Digirolamo	6,478	3,911	2,458

Michael L. Dreyer	6,503	6,000	4,500

Patricia Hatter	6,478	5,812	4,359

Francis J. Kramer	6,478	283,342	281,889

David L. Motley	3,144	—	—

Lisa Neal-Graves	2,461	—	—

Stephen Pagliuca	3,845	—	—

Shaker Sadasivam	6,478	24,772	23,319

Howard H. Xia	6,478	47,452	45,999

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership by any person, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock as of August 31, 2022. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned. Ownership information is as reported by shareholder in their respective filings with the SEC.

Name and Address	Number of Shares of Common Stock	Percent of Common Stock(1)

Bain Capital Investors, LLC(2)	18,213,777	13.6%

200 Clarendon Street
Boston, MA 02116

BlackRock, Inc.(3)	12,087,501	9.0%

55 East 52nd Street

New York, NY 10055

Dodge & Cox(4)	10,985,353	8.2%

555 California Street, 40th Floor
San Francisco, CA 94104

The Vanguard Group(5)	10,350,100	7.7%

100 Vanguard Boulevard

Malvern, PA 19355

Wellington Management Group LLP(6)	8,779,074	6.6%

c/o Wellington Management Company

280 Congress Street

Boston, MA 02210

(1)	There were 133,783,630 shares of our Common Stock outstanding as of August 31, 2022.
(2)

Based solely on a Schedule 13D filed with the SEC on July 11, 2022. BCPE Watson (DE) BML, LP (“BML”) reported shared voting power over 18,213,777 shares of Common Stock and shared dispositive power over 18,213,777 shares of Common Stock. BCPE Watson (DE) ORML, LP (“ORML”) reported shared voting power over 7,647,058 shares of Common Stock and shared dispositive power over 7,647,058 shares of Common Stock. Bain Capital Investors, LLC. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”), is the manager of Bain Capital Partners XII, LLC, a Cayman Islands limited liability company (“Partners XII”), which is the general partner of Bain Capital Fund XII, L.P., a Cayman Islands exempted limited partnership (“Fund XII”). Fund XII is the sole member of BCPE Watson (DE) Aggregator GP, LLC, a Delaware limited liability company (“Aggregator GP”), which is the general partner of BCPE Watson (DE) Aggregator, LP, a Delaware limited partnership (“Aggregator”). Aggregator is the sole member of each of (i) BCPE Watson (DE) BML GP, LLC, a Delaware limited liability company (“BML GP”), which is the general partner of BML, and (ii) BCPE Watson (DE) ORML GP, LLC, a Delaware limited liability company (“ORML GP”), which is the general partner of ORML. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BML and ORML. Voting and investment decisions with respect to securities held are made by the managing directors of BCI.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022. BlackRock, Inc., reported sole voting power over 111,972,681 shares of Common Stock and sole dispositive power over 12,087,501 shares of Common Stock. As reported in the Schedule 13G/A, certain shares reported by BlackRock, Inc., are owned by various subsidiaries of BlackRock, Inc.

(4)

Based solely on a Schedule 13G filed with the SEC on June 9, 2022. Dodge & Cox reported sole voting power over 10,432,018 shares of Common Stock and sole dispositive power over 10,985,353 shares of Common Stock.

(5)

Based solely on a Schedule 13G/A filed with the SEC on February 10, 2022. The Vanguard Group, Inc., reported shared voting power over 196,744 shares, sole dispositive power over 10,069,590 shares, and shared dispositive power over 280,510 shares of Common Stock.

(6)

Based solely on a Schedule 13G/A filed with the SEC on September 9, 2022. Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP reported shared voting power over 6,806,699 shares of Common Stock and shared dispositive power over 8,779,074 shares of Common Stock. In addition, Wellington Management Company LLP reported shared voting power over 6,620,719 shares of Common Stock and shared dispositive power over 7,335,408 shares of Common Stock. As reported in the Schedule 13G/A, the shares of Common Stock are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. The Schedule 13G/A reports that no such client is known to have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, shares of Common Stock.

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STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

The following table shows the number of shares of Coherent Common Stock beneficially owned by all directors, our named executive officers, and all of our directors and executive officers as a group, as of August 31, 2022. The beneficial ownership reflected in this table includes shares that could have been acquired within 60 days of that date through the exercise of stock options or vesting of restricted stock units. The number of shares “beneficially owned” is defined by Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. None of the shares reflected in the table below have been pledged as security.

	Beneficial Ownership of Common Stock(10)

	Shares	Percent

Joseph J. Corasanti(1)(2)	117,765	*

Enrico Digirolamo(1)(2)	8,719	*

Michael L. Dreyer(1)(2)	24,746	*

Patricia Hatter(1)(2)	10,291	*

Francis J. Kramer(1)(2)(3)	867,737	*

Vincent D. Mattera, Jr.(1)(2)(4)	858,905	*

David L. Motley(2)	3,508	*

Lisa Neal-Graves(2)	—	*

Steven Pagliuca(2)(5)	1,398	*

Shaker Sadasivam(1)(2)	51,085	*

Stephen A. Skaggs(2)	13,211	*

Sandeep Vij(2)(7)	9,570	*

Howard H. Xia(1)(2)	78,370	*

Giovanni Barbarossa(1)(2)	172,265	*

Walter R. Bashaw II(1)(2)(6)	100,114	*

Christopher Koeppen(1)(2)(8)	43,904	*

Mary Jane Raymond(1)(2)	180,883	*

Jo Anne Schwendinger	77,153	*

All Executive Officers and Directors as a Group (19 persons)(2)(3)(4)(5)(6)(7)(8)(9)	2,683,592	2.0%

*	Less than 1%
(1)

Includes the following amounts subject to stock options that are exercisable within 60 days of August 31, 2022: 51,999 options exercisable by Mr. Corasanti, 2,458 options exercisable by Mr. Digirolamo, 4,500 options exercisable by Mr. Dreyer, 4,359 options exercisable by Ms. Hatter, 281,889 options exercisable by Mr. Kramer, 291,888 options exercisable by Dr. Mattera, 23,319 options exercisable by Dr. Sadasivam, 45,999 options exercisable by Dr. Xia, 52,710 options exercisable by Dr. Barbarossa, 57,050 options exercisable by Mr. Bashaw, 18,461 options exercisable by Dr. Koeppen and 81,171 options exercisable by Ms. Raymond.

(2)

This figure does not include restricted stock units that will not vest within sixty days of August 31, 2022. The number of such restricted stock units held by Dr. Mattera is 81,417; Dr. Barbarossa is 85,143; Mr. Bashaw is 76,825; Dr. Koeppen is 38,187; Ms. Raymond is 81,644; and all executive officers and directors as a group is 526,470.

(3)

Includes 285,401 shares held in a Spousal Limited Access Trust and 35,000 shares held in a Grantor Retained Annuity Trust, in each case as to which Mr. Kramer disclaims beneficial ownership. For restricted stock units held by directors that will not vest within sixty days of August 31, 2022 see Director Equity Awards Outstanding on page 22.

(4)	Includes 21,135 shares held on behalf of Dr. Mattera in the Coherent Corp. Nonqualified Deferred Compensation Plan.
(5)	Excludes any shares issuable upon conversion of the Series B-1 Preferred Stock and Series B-2 Preferred Stock held by affiliates of Bain Capital, LP, of which Mr. Pagliuca is Co-Chairman.
(6)	Includes 1,480 shares held by Mr. Bashaw’s spouse and children, as to which Mr. Bashaw disclaims beneficial ownership.
(7)	Includes 8,792 shares held by the Vij Family 2001 Trust.
(8)	Includes 30 shares held by Mr. Koeppen’s children, as to which Mr. Koeppen disclaims beneficial ownership.
(9)

Includes a total of 919,678 shares subject to stock options exercisable within 60 days of August 31, 2022 held by all executive officers and directors as a group. Also includes 174,817 restricted stock units held by Dr. Mattera and 800 restricted stock units held by Mr. Dreyer.

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(10)

There were 133,783,630 shares of our common stock outstanding as of August 31, 2022. In accordance with SEC rules and regulations, in computing the percentage ownership for each individual, any shares which that individual had the right to acquire within 60 days, and shares underlying restricted stock units, are deemed to be outstanding. However, shares which any other person had the right to acquire within 60 days, and restricted stock units held by other persons, are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership may differ for each individual.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of June 30, 2022.

Name	Age	Position

Vincent D. Mattera, Jr.	66	Chief Executive Officer; Director

Mary Jane Raymond	62	Chief Financial Officer and Treasurer

Walter R. Bashaw II	57	President

Giovanni Barbarossa	60	Chief Strategy Officer and President Compound Semiconductors

Ronald Basso	62	Chief Legal and Compliance Officer and Secretary

Christopher Koeppen	51	Chief Technology Officer

Biographical information for VINCENT D. MATTERA, JR. may be found in the “DIRECTORS” section of this proxy statement.

MARY JANE RAYMOND has been Chief Financial Officer and Treasurer of the Company since March 2014. Previously, Ms. Raymond was Executive Vice President and Chief Financial Officer of Hudson Global, Inc., from 2005 to 2013. Ms. Raymond was the Chief Risk Officer and Vice President and Corporate Controller at Dun and Bradstreet, Inc., from 2002 to 2005. In addition, she was the Vice President, Merger Integration, at Lucent Technologies, Inc., from 1997 to 2002, and held several management positions at Cummins Engine Company from 1988 to 1997. In 2019 Ms. Raymond was named to the Board of Directors and Audit Committee of Veeco, Inc. Ms. Raymond holds a B.A. degree in Public Management from St. Joseph’s University, and an M.B.A. from Stanford University.

WALTER R. BASHAW II joined the Company in 2018 and has been President of the company since July 2019. Mr. Bashaw previously served as Vice President of Strategy. In this role, he was primarily responsible for the company’s M&A and integration work. Prior to joining the Company, Mr. Bashaw was a senior partner at the law firm of Sherrard, German & Kelly, P.C. in Pittsburgh, Pennsylvania, where his areas of expertise were corporate law, mergers and acquisitions, and technology planning. Mr. Bashaw holds a J.D. from the University of Pittsburgh School of Law, from which he graduated cum laude and at which he was the editor-in-chief of the University of Pittsburgh Journal of Law and Commerce. He holds a B.S. in Logistics from the Pennsylvania State University.

GIOVANNI BARBAROSSA joined the Company in 2012 and has been the Chief Strategy Officer of the company and the President of the Compound Semiconductors Segment since July 2019. Previously, he was the Chief Technology Officer of the company and the President of the Laser Solutions Segment. Dr. Barbarossa was employed at Avanex Corporation from 2000 through 2009, serving in various executive positions in product development and general management, ultimately serving as the President and Chief Executive Officer. When Avanex merged with Bookham Technology, forming Oclaro, Dr. Barbarossa became a member of the Board of Directors of Oclaro and served as such from 2009 to 2012. Previously, he had management responsibilities at British Telecom, AT&T Bell Labs, Lucent Technologies, and Hewlett-Packard. Dr. Barbarossa graduated from the University of Bari, Italy, with a B.S. in Electrical Engineering, and has a Ph.D. in Photonics from the University of Glasgow, U.K.

RONALD BASSO joined the Company in 2019 as Vice President, Corporate Development, and was named Chief Legal and Compliance Officer and Corporate Secretary in March 2022. Previously, Mr. Basso was the Executive Vice President of Business Development, General Counsel & Secretary for Black Box Corp. for

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six years. Before that, his 28-year career at Buchanan Ingersoll & Rooney PC involved significant client engagements on corporate, governance, securities, capital markets transactions, M&A, and executive compensation matters. He served on the II-VI IPO team in 1987 and as the Company’s SEC counsel for 25 years until he joined Black Box. Mr. Basso holds a bachelor’s degree (summa cum laude) in Economics and a Juris Doctor degree (Order of the Coif) from the University of Pittsburgh.

CHRISTOPHER KOEPPEN joined the Company in 2011 via the acquisition of Aegis Lightwave, Inc., where he served as General Manager, Aegis-NJ. He was named General Manager of the Agile Network Products Division in 2012 and Director of Corporate Strategic Technology Planning in 2015. He then served as Vice President of the Industrial Laser Group and Corporate Strategic Technology Planning from 2017 until his appointment as Chief Technology Officer in 2019. Effective, October 1, 2022, Dr. Koeppen was appointed Chief Innovation Officer of the Company. Previously, Dr. Koeppen was co-founder and CEO of CardinalPoint Optics, prior to its acquisition by Aegis Lightwave. He has more than two decades of progressively increasing general and technology management experience in high-tech companies, including at Meriton Networks, Mahi Networks, Photuris, and Lucent Technologies. Dr. Koeppen holds a Ph.D. in Physics from the University of Pennsylvania, where he was an AT&T Bell Laboratories Scholar, and B.S. degrees in Physics and Mathematics from the Pennsylvania State University.

Following the consummation of the acquisition of Coherent, Inc. on July 1, 2022, Mark Sobey became an executive officer of the Company and serves as President of the Company’s Lasers Segment. Dr. Sobey, 62, served as Coherent Inc.’s Executive Vice President and Chief Operating Officer from April 2020 through the consummation of the Merger. Dr. Sobey previously served as Coherent Inc.’s Executive Vice President and General Manager of OEM Laser Sources (OLS) from 2016 to April 2020, Executive Vice President and General Manager of Specialty Laser Systems (SLS) from 2010 to 2016, and Senior Vice President and General Manager of SLS from 2007 until 2010. Prior to Coherent Inc., Dr. Sobey spent over 20 years in the Laser and Fiber Optics Telecommunications industries, including serving in Senior Vice President roles in Product Management at Cymer and Global Sales at JDS Uniphase. Dr. Sobey received his PhD in Engineering and BSc in Physics from the University of Strathclyde in Scotland.

In addition, effective October 1, 2022, Dr. Julies, Eng, was appointed Chief Technology Officer of the Company. Prior to becoming CTO, Dr. Eng, 56, served as Senior Vice President and General Manager of the Company’s Optoelectronic Devices and Modules Business Unit. Dr. Eng joined the Company in 2019 with the acquisition of Finisar Corporation, where she held various senior management positions, including Executive Vice President and General Manager of 3D Sensing, and Executive Vice President of Datacom Engineering. Dr. Eng spent over 20 years in the optoelectronics and optical communications industries, including roles at AT&T, Lucent, and Agere. Dr. Eng received her PhD and M.S. in electrical Engineering from Stanford, and an M.S. and B.A from Bryn Mawr College (summa cum laude) and a B.S., with honors from the California Institute of Technology (Caltech).

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NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S 2022 NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 2)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our NEOs for fiscal year 2022, as disclosed in this proxy statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs in fiscal year 2022, as disclosed in this proxy statement. At the Company’s 2017 Annual Meeting of Shareholders, shareholders voted to hold an annual advisory vote to approve executive compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that we have created a pay-for-performance executive compensation program that is linked to our strategy and the drivers of long-term shareholder value, helps us attract and retain executive talent, and aligns the long-term interests of our executives and shareholders.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table, and the related compensation tables and narratives of this proxy statement. This information provides detailed information regarding our executive compensation philosophy, program, policies and processes, as well as the compensation paid to our NEOs. As has been our practice, the Company will continue to respond to investor questions during meetings occurring throughout the year.

The Board requests shareholders to vote to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Coherent Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in the proxy statement for the Company’s 2022 Annual Meeting of Shareholders.

Because this vote is advisory, it will not be binding upon the Board or the Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S 2022 NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

FISCAL YEAR 2022 COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

The purpose of this Compensation Discussion and Analysis (“CD&A”) section of our proxy statement is to provide an overview of our executive compensation program, including the objectives of the program and the decisions we made with respect to each element of our executive compensation program.

The fiscal year 2022 Named Executive Officers (“NEO’s”) are listed below:

Name	Position

Vincent D. Mattera, Jr.	Chief Executive Officer; Director

Mary Jane Raymond	Chief Financial Officer and Treasurer

Walter R. Bashaw II	President

Giovanni Barbarossa	Chief Strategy Officer and President Compound Semiconductors

Christopher Koeppen	Chief Technology Officer

Jo Anne Schwendinger	Former Chief Legal and Compliance Officer and Secretary[1]
1	Ms. Schwendinger retired as Chief Legal and Compliance Officer, and Secretary effective March 4, 2022.

This CD&A is organized as follows:

1.	Executive Summary
2.	Compensation Philosophy and Objectives
3.	Executive Compensation Process
4.	Elements of Executive Compensation
5.	Fiscal Year 2022 Executive Compensation
6.	Additional Information

EXECUTIVE SUMMARY

Company Performance. Fiscal year 2022 was another transformational year as the Company planned for the integration of Coherent, Inc., which closed on July 1, 2022, while achieving strong execution across both operating segments. The Company achieved record revenue while contending with a challenging operating environment. Fiscal year 2022 performance highlights include:

-	Sales Growth — Record net sales of $3,316.6 million, up 7% with revenue growth in both the Photonics Solutions and Compound Semiconductor segments;
-	Adjusted Net Income — Adjusted net income of $504.6 million, up 9% year over year;[1]
-	Shareholder Return — Three-year shareholder return was approximately 66%;
-	Bookings — Record bookings of $4.32 billion, up 29%; and
-	Integration Planning — Completed planning for the acquisition of Coherent, Inc., which closed on July 1, 2022.

Fiscal Year 2022 Compensation Outcomes

As a result of our strong fiscal year 2022 financial performance, the NEOs received the following payouts under our annual and long-term incentive compensation programs:

-	Bonus Incentive Program (“BIP”) — As a result of reduced operating expense, the BIP paid out at 111% of target;

[1]	Adjusted net income is net income without expense related to the Coherent, Inc. acquisition.

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-	Goals Results Incentive Program (“GRIP”) — As a result of above target revenue and net income, the GRIP paid out at 111% of target;
-

Performance Share Units (“PSUs”) — As a result of strong total shareholder return more than 40% above the Russell 2000 50th percentile over the three-year measurement period (July 1, 2019 — June 30, 2022), the fiscal year 2020 PSUs paid out at 200% of target.

Say-on-Pay Vote and Shareholder Outreach

At the 2021 Annual Meeting, the Company’s advisory vote on executive compensation received over 95% approval from the total shares voted. This level of support was viewed by the Committee (the “Committee”) as an indication that no significant changes to our executive compensation programs were required. The Committee will continue to consider shareholder input, including the advisory Say-on-Pay vote, as it considers the design of our executive compensation programs in the future.

The Company routinely meets with a number of its key investors each year to receive feedback on the Company’s business. In fiscal year 2022 we met with a significant number of investors who own in aggregate approximately 60% of outstanding common shares. None of those investors expressed any concerns about our executive compensation program.

COMPENSATION PHILOSOPHY AND OBJECTIVES

We have a pay-for-performance compensation program that is linked to our strategy and the drivers of long-term shareholder value. Our compensation philosophy is centered around the following elements:

•	Align pay with performance;
•	Attract and retain executive talent; and
•	Drive shareholder value creation by aligning the long-term interests of our executives and shareholders.

Our executive compensation philosophy is reviewed annually by the Committee to maintain alignment of our strategic priorities, corporate values, shareholder value and peer group practices, and includes many best practices, as highlighted below.

What we do:	What we do not do:

  Pay for performance

  Provide maximum payout caps under incentive plans

  Conduct annual reviews, including validation of our peer group

  Double-trigger equity vesting following a change in control

  Stock ownership guidelines and holding requirements

  Clawback policy

  Fully independent Compensation and Human Capital Committee

  Utilize an independent compensation consultant

   No hedging or pledging of the Company’s shares

   Limited perquisites

   No excise tax gross-ups for severance pay

   No discounting or repricing of stock options

   We do not encourage excessive risk-taking in compensation practices

EXECUTIVE COMPENSATION PROCESS

Compensation Setting Processes

Our Board has delegated to the Committee the responsibility of administering executive compensation and benefit programs, policies and practices. The Committee is composed entirely of individuals who are

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independent Directors under the independence standards of NASDAQ and the SEC. The performance of the management team is reviewed relative to performance measures, and compensation levels for our NEOs are reviewed and approved on an annual basis.

Our compensation setting process for NEOs consists of the following:

•	Meetings — The Committee meets at least quarterly, and more often as needed.
•

Compensation Philosophy — Consider relevant market pay practices when setting executive compensation, including the median range for Total Direct Compensation (“TDC”) for similar roles in the Comparator Group. No formal benchmarking of NEO compensation at the competitive median. Target TDC for the NEOs varies above or below the median range depending on the individual’s role, experience, and other factors. Goal is to balance market alignment with the Company’s performance to allow the Company to recruit, motivate, and retain high caliber talent. Committee recommends, based on its judgment, current market practices, compensation data from the Comparator Group, compensation data from the independent compensation advisor, and each NEO’s contributions to the Company, to the full Board targeted TDC and actual payouts at year-end for each NEO.

•	Independent Compensation Advisor — Engage an independent compensation advisor to assist the Committee in setting executive compensation.
•	Market data — Review external market data from peer companies provided by independent compensation advisor.
•	Shareholder Feedback — Consider shareholder feedback on say-on-pay and compensation topics.
•	Five Year and Annual Planning Process — Board approves the Company five year plan and annual operating budget prior to establishing annual NEO performance metrics.
•	Performance Metrics — Establish annual performance metrics in support of strategic priorities and in alignment with the compensation philosophy.
•	Assessment of Performance — Assess overall Company and individual performance and progress toward overall strategic priorities.
•	Payouts — Approve year-end results for compensation plans and approve NEO compensation for the completed fiscal year, and grants and target compensation for the current fiscal year.

For fiscal year 2022 the Committee engaged Radford as its independent compensation consultant.

Development of the Comparator Group

Our Comparator Group was constructed by the Committee with assistance from Radford, and includes companies we compete with for investor capital, talent, and market share. Because the Company provides a wide range of products serving multiple end markets, the Committee believes that it is important to consider peers with Global Industry Classification Standard (“GICS”) codes that align with the Company’s multiple segments. The Comparator Group for fiscal year 2022 consisted of 20 manufacturing companies with GICS codes that reflect the Company’s lines of business:

GICS Code	# of Companies	Classification

453010	8	Information Technology – Semiconductors & Semiconductor Equipment

452030	6	Technology Hardware & Equipment – Electronic Equipment, Instruments & Components

452010	4	Information Technology – Technology Hardware & Equipment – Communications Equipment

201010	1	Industrials – Capital Goods – Aerospace & Defense

201040	1	Industrials – Capital Goods – Electrical Equipment

Companies in the Comparator Group had revenues ranging from $0.9 billion to $5.2 billion, with median revenues of $2.3 billion. In structuring the Comparator Group, the Committee focused on (a) industry,

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(b) total revenue and profitability, (c) compounded annual revenue growth and total shareholder return, and (d) global footprint and number of employees. The members of the Comparator Group also had executive officer functions that are generally comparable to ours in terms of complexity and scope of responsibilities.

Fiscal Year 2022 Comparator Group

AMETEK, Inc.	Entegris, Inc.	Skyworks Solutions, Inc.

Arista Networks, Inc.	IPG Photonics Corporation	Synaptics, Incorporated

Ciena Corporation	Keysight Technologies, Inc.	Teledyne Technologies Incorporated

CMC Materials	Lumentum Holdings, Inc.	Trimble Inc.

Coherent, Inc.	MKS Instruments, Inc.	Viavi Solutions, Inc.

Cree, Inc.	ON Semiconductor Corporation	Vishay Intertechnology, Inc.

Diodes Incorporated	Qorvo, Inc.

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program combines both fixed and variable elements of compensation focusing on both annual and long-term incentives. The following charts show target TDC for fiscal year 2022.

CEO COMPENSATION MIX	NEO COMPENSATION MIX

The following chart summarizes the key elements of TDC for our NEOs for fiscal year 2022.

Element	Description	Key Measures

Base Salary	Market-competitive fixed pay reflective of an NEO’s role, responsibilities, and individual performance.	Comparator Group benchmarking

Bonus Incentive Program— Short-Term Cash Incentive	Broadly applied, annual, at-risk incentive designed to align management incentives with Company profitability targets.	Performance based financial metrics based on fiscal year 2022 “bonus operating profit.”

Goals Results Incentive Program—Short-Term Cash Incentive	Management-based annual, at-risk incentive designed to align management incentives with key financial metrics driving the execution of our strategy	Performance-based financial metrics based on fiscal year 2022 revenue and net income targets.

Equity-Based Awards—Long-Term Incentive

Time-based and performance-based equity awards that provide incentive to focus on long-term growth and financial success, to balance short-term and long-term performance, and to align executive and shareholder interests.

60% awarded as time-vesting RSUs and 40% as PSUs with a single relative total shareholder return (“rTSR”) metric for a three-year performance period

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FISCAL YEAR 2022 EXECUTIVE COMPENSATION

Base Salary

The Committee annually reviews NEO base salaries. In August 2021, the Committee recommended and the Board approved annual merit increases in base salary based on its assessment of current market data for similar positions in the Comparator Group and individual performance. The Committee’s approval was then reviewed and ratified by the Board. The increases in NEO base salaries for fiscal year 2022 that appear in the chart below reflect these adjustments.

NEO	Fiscal Year 2022 Base Salary	Fiscal Year 2021 Base Salary	Percentage Increase

Vincent D. Mattera, Jr.	$980,000	$950,833	3.07

Mary Jane Raymond	550,000	465,340	18.19

Walter R. Bashaw II	515,000	472,760	8.93

Giovanni Barbarossa	540,000	515,000	4.85

Christopher Koeppen(1)	375,000	—	—

Jo Anne Schwendinger	455,000	438,267	3.82
(1)	Dr. Koeppen was not an NEO before fiscal year 2022.

Short-Term Incentives

We provided our NEOs with annual cash incentive award opportunities for fiscal year 2022 under two programs: (1) Bonus Incentive Program, and (2) Goals Results Incentive Program. Actual payouts under these programs for fiscal year 2022 are included under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Bonus Incentive Program. The Bonus Incentive Program (“BIP”) is a broadly applied bonus program that has been successfully used by the Company throughout most of its history to tie the interests of our employees to the operating earnings of the Company. The BIP encourages a Company-wide focus on operating income, which we believe is a major driver of shareholder value. The performance metric for BIP is bonus operating profit (“BOP”). BOP is operating income, without the impact of cash and equity-based variable compensation. The BOP target is set based on an assumed level of BOP and qualified wages, and payouts are increased or decreased based on the combination of BOP and qualified wages (a component of operating expense) as compared to targets. If qualified wages are less than target, the BIP payout per participant will be higher. For fiscal year 2022, lower qualified wages modified the payout based on BOP results, with a net result above target payout.

The BOP target and adjusted results for fiscal year 2022 were:

BIP (in millions)	Target BOP	Actual Performance	Approved Adjustments	Adjusted BOP

Bonus Operating Profit	$611.2	$587.2	($.9)	$586.3

Based on these results, the fiscal year 2022 BIP was earned at 111% of target.

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The NEO BIP payouts for fiscal year 2022 were:

NEO	Fiscal Year 2022 BIP

Vincent D. Mattera, Jr.	$86,215

Mary Jane Raymond	47,060

Walter R. Bashaw II	44,784

Giovanni Barbarossa	40,677

Christopher Koeppen	32,227

Jo Anne Schwendinger	21,723

Goals Results Incentive Program. The Goals Results Incentive Program (“GRIP”) is designed to link the achievement of Company performance measures to our strategy. For fiscal year 2022, the GRIP performance measures were based on the achievement of revenue and net income targets.

The GRIP revenue and net income targets, and performance results, for fiscal year 2022 were as follows. For purposes of calculating net income, the Committee used adjusted net income, which excluded certain incremental and non-recurring costs, including transaction related costs for the Coherent, Inc. acquisition.

GRIP (in millions)

Metric	Entry	Target	Maximum	Actual Performance	Approved Adjustments		Adjusted Performance for GRIP Compensation

Revenues	$2,879.0	$3,387.0	$3,895.1	$3,316.6	$—		$3,316.6

Net Income	$264.4	$311.0	$373.2	$234.8	$97.7	[1]	$332.5
(1)	Adjustments primarily reflected the removal of one-time expenses incurred in fiscal year 2022 related to the Coherent, Inc. acquisition.

Based on these results, the fiscal year 2022 GRIP was earned at 111% of target, and the GRIP payouts to our NEOs for fiscal year 2022 were:

NEO	Target	Fiscal Year 2022 GRIP

Vincent D. Mattera, Jr.	$1,881,600	$2,088,576

Mary Jane Raymond	423,500	470,085

Walter R. Bashaw II	396,550	440,171

Giovanni Barbarossa	415,800	461,538

Christopher Koeppen	251,250	278,888

Jo Anne Schwendinger	304,850	284,613

Long-Term Incentives

Equity Grants Made in Fiscal Year 2022. The equity compensation for our NEOs for fiscal year 2022 was composed of a mix of (a) RSUs (60%), and (b) PSUs (40%). Equity awards were targeted based on the Committee’s assessment of market data and individual performance. The awards for all NEOs were made in August 2021, at the beginning of the 2022 fiscal year. We refer to these awards as the “2022 awards.”

The “Stock Awards” column in the Summary Compensation Table and the Grants of Plan-Based Awards table later in this proxy statement, include the grant date fair value and other details for the 2022 awards.

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RSUs. We use RSUs to align management incentives with long-term shareholder value while also providing for long-term retention of management talent. RSUs are increasingly common in the marketplace and are becoming a more important component of our competitive compensation opportunity.

The fiscal year 2022 RSUs were granted to our NEOs on August 28, 2021, with a fair market value of $63.60 per share, the closing price of the Company’s common stock on that date. The RSUs vest at the rate of one-third per year over a three-year period. RSUs granted to the NEOs for fiscal year 2022 were as follows:

NEO	RSUs Granted	Grant Date Fair Value(1)

Vincent D. Mattera, Jr.	57,169	$3,635,948

Mary Jane Raymond	18,454	1,173,674

Walter R. Bashaw II	16,231	1,032,292

Giovanni Barbarossa	17,179	1,092,584

Christopher Koeppen	9,433	599,939

Jo Anne Schwendinger	11,118	707,105
(1)	Grant date fair value is calculated by multiplying the number of RSUs granted by the closing stock price on August 28, 2021, of $63.60 per share.

PSUs. We believe that long-term awards tied directly to key elements of long-term shareholder value are a critical element of NEO compensation. Our PSUs are designed to reward the NEOs for driving long-term value tied to the execution of our strategy. The fiscal year 2022 PSUs will be earned based on a single metric, rTSR—our total shareholder return relative to returns on the S&P Composite 1500—Electronic Equipment, Instruments & Components (Industry). The fiscal year 2022 PSUs will be measured over a 36-month period ending June 30, 2024. In a change from the fiscal year 2021 PSU design, we did not use free cash flow as a performance measure for the fiscal year 2022 PSUs because we could not accurately forecast at the time of grant three-year free cash flow goals given the potential at that time for the Coherent, Inc. acquisition.

PSUs were granted to the NEOs on August 28, 2021. The following table outlines the performance metrics of the fiscal year 2022 PSUs:

Cumulative rTSR:

Cumulative rTSR	Payout vs. Target

Below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile by more than 40%	0%

Between 0 and 40% below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile, and an absolute positive cumulative rTSR	50.00% to 99.99%

Equal to the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100%

Between 0 and 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100.01% to 199.99%(1)

More than 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	200%(1)
(1)	If there is a negative cumulative rTSR for the performance period, and cumulative rTSR is above Market 50th Percentile, the percentage of the Target Award earned will be capped at 100.00%

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Target awards for the PSUs for fiscal year 2022, granted to the NEOs on August 28, 2021, are as follows:

NEO	Target Performance Based Awards	Grant Date Fair Value at Target

Vincent D. Mattera, Jr.	38,113 shares	$3,164,522

Mary Jane Raymond	12,302 shares	1,021,435

Walter R. Bashaw II	10,820 shares	898,385

Giovanni Barbarossa	11,452 shares	950,860

Christopher Koeppen	6,289 shares	522,176

Jo Anne Schwendinger	7,412 shares	615,418

PSUs Earned in Fiscal Year 2022

The NEOs were previously awarded PSUs in August 2019 (January 2020 for the CEO, shortly after he entered into a new employment agreement) that were earned based on achieving cumulative rTSR for the 36-month performance period that ended on June 30, 2022, compared to returns on the Russell 2000 Index (the “2020 PSUs”). Achievement of rTSR was calculated based on the table below.

Cumulative rTSR	Payout vs. Target

Below the Russell 2000 50th percentile by more than 40%	0%

Between 0 and 40% below the Russell 2000 50th percentile, and an absolute positive cumulative total shareholder return	50.00% to 99.99%

Equal to the Russell 2000 50th percentile	100%

Between 0 and 40% above the Russell 2000 50th percentile	100.01% to 199.99%(1)

More than 40% above the Russell 2000 50th percentile	200%(1)
(1)

If there is a negative cumulative total shareholder return for the performance period and cumulative rTSR is above Market 50th Percentile, the percentage of the target award earned will be capped at 100%

For the 2020 PSUs, rTSR was achieved at approximately 62% above the Russell 2000 50th percentile, resulting in a payout to each NEO of 200% of the NEO’s target award, as follows:

NEO	FY 2020 PSU Target Award (shares)	Payout % Based on Russell 2000 Performance	Shares Earned

Vincent D. Mattera, Jr.	52,224	200%	104,448

Mary Jane Raymond	15,184	200%	30,368

Walter R. Bashaw II	13,759	200%	27,518

Giovanni Barbarossa	14,442	200%	28,884

Christopher Koeppen	6,565	200%	13,130

Jo Anne Schwendinger	10,941	200%	21,882

ADDITIONAL INFORMATION

Deferred Compensation. The Coherent Corp. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and certain other highly compensated employees of the Company to defer receipt of compensation into a trust fund for retirement or other qualified purposes. As a further retention incentive for Dr. Mattera, the employment agreement that he and the

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Company entered in January 2020 provides for specified annual contributions to the Deferred Compensation Plan, including for June 2022 and June 2023. As required by the 2020 employment agreement, the Company made an annual contribution of $700,000 on June 30, 2022, and will make a $1,000,000 annual contribution on June 30, 2023, subject to Dr. Mattera’s continued employment through that date.

Dr. Mattera’s employment agreement was amended and restated in August 2022. Under that amended and restated employment agreement, the specified annual contributions to the Deferred Compensation Plan were discontinued for periods after June 30, 2023, but the prior contractual obligations described above were preserved.

For a description of the Deferred Compensation Plan and more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Nonqualified Deferred Compensation Table” and accompanying narrative.

Retirement Savings. The Company maintains a 401(k) Retirement Savings Plan for all eligible employees, including the NEOs. The Company matches employee contributions at a rate of $.50 per $1.00 of contributions, up to 8% of eligible compensation. Additionally, the Company may make discretionary profit-sharing contributions, if the Company achieves specified levels of profitability. Company contributions to NEO accounts are set forth in the “All Other Compensation” column of the Summary Compensation Table.

Change in Control. Existing equity awards vest on an accelerated basis in the event of death, disability, or retirement. Performance-based awards generally vest pro rata based on the months employed during the relevant performance period. In case of a change in control of the Company, if an award is assumed by the new company, and if the participant’s employment is involuntarily terminated, without cause or with good reason, within two years of the change in control, then the award will vest in full, with performance-based awards vesting at the greater of target or actual performance up to the change in control date. These acceleration provisions reflect market practices that appropriately value the employees’ contributions to the Company prior to the event triggering the accelerated vesting and following a change in control. Additionally, these acceleration provisions help NEOs focus on delivering shareholder value without distractions.

The Company does not provide tax gross-ups on any excise taxes that may be triggered by change in control payments.

For additional information on payments on termination of employment or change in control, please refer to the “Potential Payments upon Change in Control and Employment Termination” section of this proxy statement.

Perquisites and Other Benefits. The Company provides limited perquisites or personal benefits to its NEOs. As Chief Executive Officer, Dr. Mattera is eligible for supplemental disability benefits and all NEOs are eligible for an annual physical examination.

Employment Agreements and Executive Severance Plan. Dr. Mattera and Dr. Barbarossa each have an employment agreement with the Company. Dr. Mattera’s employment agreement was amended and restated in August 2022 to reflect the changes in the Company as a result of the Coherent, Inc. acquisition. The amended and restated employment agreement made two primary changes: (i) it extended the initial term of Dr. Mattera’s employment through August 1, 2030 (subject to the right of the Company and Dr. Mattera to terminate employment earlier with notice, as under his January 2020 employment agreement); and (ii) it updated Dr. Mattera’s fiscal year 2023 target total direct compensation (i.e., base salary, target cash incentive, and target annual long-term incentive compensation awards). The updated target total direct compensation approximates the 50th percentile versus the Company’s updated compensation competitor group based on the combined business following the Coherent, Inc. acquisition. The Committee believes that these changes benefit the Company’s shareholders by encouraging Dr. Mattera’s continued service as he leads and helps shape the combined business of the Company.

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The other NEOs participate in the Executive Severance Plan, which replaced their individual employment agreements. A summary description of the employment agreements and the Executive Severance Plan is included in the “Potential Payments upon Change in Control and Employment Termination” section of this proxy statement. The Committee believes that these arrangements serve the interests of shareholders by encouraging the retention of a stable management team.

All NEO employment agreements, including the Executive Severance Plan, are subject to excise tax limitations.

Compensation and Risk. The Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take excessive risks or emphasize short-term results at the expense of long-term shareholder value. Based on its review, the Committee believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Compensation programs for our executives and other employees include the following risk mitigation features:

•	Balanced Pay Mix: Our compensation program balances the mix of (i) cash and equity-based compensation and (ii) short-term and long-term award horizons.

•

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of financial metrics, including earnings growth, revenue growth, cash flow from operations, free cash flow, and operating profits.

•	Calculation and Verification of Performance: Performance determinations are subject to completion of the audit by the Company’s independent auditor.

•	Caps on Incentive Compensation Arrangements: Long-term (PSUs) and short-term incentive awards (BIP and GRIP) each have a maximum payout percentage (generally 200%).

•

Multi-Year Vesting on Long-Term Equity-Based Compensation Awards: Our long-term equity-based awards are subject to multi-year vesting, which requires a long-term commitment on the part of our employees.

•

Share Ownership Requirements: This policy requires our CEO to own Company common stock and RSUs having an aggregate value of at least three times his annual base salary, and our other executive officers to own Company common stock and RSUs having an aggregate value at least equal to their annual base salary. The guidelines have a phase-in period to allow newly hired or promoted executives to acquire the requisite share levels over a period of three years.

•

Clawback Policy: If the Company must restate its financial statements due to material non-compliance with any financial reporting requirements (a “Restatement”), any current or former executive officer or other employee of the Company (i) who received incentive compensation based on financial information that is subject to restatement, and (ii) whose gross negligence, fraud or misconduct caused or contributed to the non-compliance resulting in the Restatement, would be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the Restatement. In addition, if the Board in its sole judgment determines that the gross negligence, fraud or misconduct by a current or former executive officer or other employee caused or contributed to the need for the Restatement, then such person would be required to repay the net profits realized from any sales of shares of the Company’s Common Stock that were received as incentive compensation based on the restated financial statements.

•

Prohibition on Pledging and Anti-Hedging Policy: To further demonstrate the Company’s commitment to align the interests of our officers and directors with those of our shareholders, the Board formalized a policy which prohibits hedging or pledging of Company stock by members of our Board and executive officers. Throughout the fiscal year, there were no such arrangements.

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Tax Considerations. The Committee considers the impact that applicable tax laws may have with respect to executive compensation. In certain circumstances, tax laws impose penalties on compensation, or may result in a loss of deduction to the Company for such compensation. Participation in, and compensation paid under, our plans, contracts and compensation arrangements may result in the deferral of compensation that is subject to the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986 (the “Code”). While the Company intends for its plans, contracts, and compensation arrangements to be structured and administered in a manner that complies with the requirements of Section 409A, to the extent that they fail to meet Section 409A, compensation earned under those arrangements may be subject to immediate taxation and tax penalties.

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. As a result, compensation paid in excess of $1 million to our NEOs generally will not be deductible. The Committee designs compensation programs that are intended to be in the best long-term interests of the Company and our shareholders, with deductibility of compensation being one of a variety of considerations.

Fiscal Year 2023. The Committee reviewed the incentive compensation approach for fiscal year 2023, in light of the Coherent, Inc. acquisition, and ongoing global economic uncertainty. Following is a summary of the features of the fiscal year 2023 short-term (cash) and long-term (equity incentive awards) approved by the Committee and the Board.

•

BIP. The Committee again will use a single, full-year target based on bonus operating profit (net income excluding the impact of variable compensation and equity awards). Payouts are capped at 200% of target.

•	GRIP. The GRIP is also a single, full-year measurement period based on a combination of revenue and after-tax profit. Payouts are capped at 200% of target.

•	Equity Award Mix. The Committee maintained PSUs at 40% of the total target, with RSUs at 60% of the total target award. Stock options were not granted.

•

PSU Awards. The Committee maintained rTSR as the single metric (similar to fiscal year 2020), and retained the S&P Composite 1500—Electronic Equipment, Instruments & Components (Industry) as the benchmark group.

•

Integration Retention Awards. On July 1, 2022 (concurrent with the Coherent, Inc. closing), certain of the NEOs and other key leaders received integration retention equity awards. The awards vest over a two-year period, with fifty percent (50%) vesting on the one-year anniversary of the award, and fifty percent (50%) vesting on the two-year anniversary of the award. The award was designed to enhance shareholder value through the alignment of the NEOs and other key executives with the strategic goals of the integration of Coherent, Inc. with the Company and encouraging a stable management team through the critical integration process. The NEO must remain employed throughout the two-year vesting period, and the awards do not vest on death, disability or retirement.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and
(2)	based on the review and discussions referred to in paragraph (1) above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report of the Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation and Human Capital Committee

Shaker Sadasivam, Chair

Michael L. Dreyer

Patricia Hatter

David Motley

Steve Pagliuca

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal years 2022, 2021 and 2020, discussed in this proxy document. All footnote references and explanatory statements relate to fiscal year 2022, unless otherwise noted.

Name and Principal Position	Year	Salary	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Vincent D. Mattera, Jr.	2022	$980,000	$6,800,471	$—	$2,174,791	$772,657	$10,727,919
Chief Executive Officer	2021	950,833	5,611,783	—	3,375,706	521,214	10,459,536
	2020	920,200	4,182,620	1,759,748	3,413,978	235,890	10,512,436
Mary Jane Raymond	2022	$550,000	$2,195,109	$—	$ 517,145	$ 41,956	$3,304,210
Chief Financial Officer and Treasurer	2021	465,340	1,875,478	—	855,098	40,115	3,236,031
	2020	439,000	1,290,792	426,705	898,784	40,423	3,095,704
Walter R. Bashaw II	2022	$515,000	$1,930,676	$—	$ 484,955	$ 47,242	$2,977,873
President	2021	$472,760	$1,703,017	—	683,609	47,943	2,907,329
	2020	446,000	1,169,680	386,714	716,977	45,069	2,764,440
Giovanni Barbarossa	2022	$540,000	$2,043,444	$—	$ 502,215	$ 44,804	$3,130,463
Chief Strategy Officer and President Compound Semiconductor	2021	515,000	1,769,655	—	666,490	43,953	2,995,098
	2020	500,000	1,227,769	405,900	688,075	39,844	2,861,588

Christopher Koeppen[6]	2022	$375,000	$1,122,114	$—	$ 311,115	$ 32,683	$1,840,912
Chief Technology Officer

Jo Anne Schwendinger[7]	2022	$455,000	$1,322,523	$—	$ 306,336	$ 15,427	$2,099,286
Former Chief Legal and Compliance Officer and Secretary	2021	438,267	1,159,826	—	503,142	40,831	2,142,066
	2020	420,000	930,067	307,513	436,732	47,740	2,142,052

(1)

Represents the aggregate grant date fair value of RSUs, and PSUs awarded by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 13 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2022. For RSUs, the grant date fair value was computed based on the closing price of the Company’s Common Stock on the date of grant, multiplied by the number of shares awarded.

(2)

The grant date fair value of the PSU awards included in this column was calculated based on the estimate of aggregate compensation expense to be recognized over the service period. For the fiscal year 2022 PSUs, which have a single rTSR metric, this was calculated based on a Monte Carlo simulation fair value as of the grant date of $83.03 per share for the awards granted to the NEOs on August 28, 2022.

(3)

Represents the aggregate grant date fair value of stock option awards issued by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718. Refer to Note 13 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2022, for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value a named executive officer may realize upon exercise of stock options, if any, will depend on the excess of the price of the underlying stock on the date of exercise over the grant date fair market value. As such, there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model.

(4)

Amounts reflect the cash awards earned by our NEOs under the BIP and the GRIP, which are discussed in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. The cash awards earned by Dr. Mattera, Mr. Bashaw, Ms. Raymond, Dr. Barbarossa, Dr. Koeppen and Ms. Schwendinger under the BIP for fiscal year 2022 were $86,215, $44,784, $47,060, $40,677, $32,227 and $21,723, respectively. The cash awards earned by Dr. Mattera, Mr. Bashaw, Ms. Raymond, Dr. Barbarossa, Dr. Koeppen and Ms. Schwendinger under the GRIP for fiscal year 2022 were $2,088,576, $440,171, $470,085, $461,538, $278,888 and $284,613, respectively.

(5)

Amounts reflect premiums paid for life and disability insurance and the Company’s contributions under the Company’s retirement plan, which is qualified under Section 401(a) of the Code, and the Deferred Compensation Plan, a non-qualified deferred compensation plan for certain management and certain other highly compensated employees.

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We maintain an arrangement with a third-party travel service for use of chartered aircraft and associated ground travel as necessary. Infrequently, Dr. Mattera will use a flight for personal purposes, or his spouse may accompany him when a flight is already going to a specific destination for a business purpose. The incremental cost to the Company of personal flights has been calculated based on the amount paid to the third-party travel service for the personal flights.

Name	Fiscal Year	Company Matching Contribution to 401k Plan	Company Discretionary Retirement Plan Contribution	Personal Use of Company Aircraft	Company Contribution to Deferred Contribution Plan

Vincent D. Mattera, Jr.	2022	$9,905	$28,750	$11,682	$727,408

Mary Jane Raymond	2022	10,610	26,340	—	1,442

Walter R. Bashaw II	2022	8,269	26,760	—	9,980

Giovanni Barbarossa	2022	9,998	28,750	—	2,492

Christopher Koeppen	2022	10,682	16,500	—	4,307

Jo Anne Schwendinger	2022	9,097	—	—	—

(6)	Dr. Koeppen is an NEO for the first time for fiscal year 2022.
(7)	Ms. Schwendinger retired as Chief Legal and Compliance Officer and Secretary on March 4, 2022 and as an employee on May 2, 2022.

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GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2022

The following table sets forth each annual, non-equity cash incentive award and long-term equity-based award granted to the NEOs in fiscal year 2022.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #

Vincent D. Mattera, Jr	—	$—	$78,400	$156,800	—	—	—	—	$—

	—	$—	$1,881,600	$3,763,200	—	—	—	—	$—

	8/28/2021	$—			19,057	38,113	76,226	—	$3,164,522

	8/28/2021	$—			—	—	—	57,169	$3,635,948

Mary Jane Raymond	—	$—	$44,000	$88,000	—	—	—	—	$—

	—	$—	$423,500	$847,000	—	—	—	—	$—

	8/28/2021	$—			6,151	12,302	24,604	—	$1,021,435

	8/28/2021	$—			—	—	—	18,454	$1,173,674

Walter R. Bashaw II	—	$—	$41,200	$82,400	—	—	—	—	$—

	—	$—	$396,550	$793,100	—	—	—	—	$—

	8/28/2021	$—			5,410	10,820	21,640	—	$898,385

	8/28/2021	$—			—	—	—	16,231	$1,032,292

Giovanni Barbarossa	—	$—	$43,200	$86,400	—	—	—	—	$—

	—	$—	$415,800	$831,600	—	—	—	—	$—

	8/28/2021	$—			5,726	11,452	22,904	—	$950,860

	8/28/2021	$—			—	—	—	17,179	$1,092,584

Christopher Koeppen	—		$30,000	$60,000	—	—	—	—	$—

	—		$251,250	$502,500	—	—	—	—	$—

	8/28/2021				3,145	6,289	12,578	—	$522,176

	8/28/2021				—	—	—	9,433	$599,939

Jo Anne Schwendinger	—	$—	$36,400	$72,800	—	—	—	—	$—

	—	$—	$304,850	$609,700	—	—	—	—	$—

	8/28/2021	$—			3,706	7,412	14,824	—	$615,418

	8/28/2021	$—			—	—	—	11,118	$707,105

(1)

These columns show the range of potential payouts for awards made to our NEOs in fiscal year 2022 under the GRIP and the BIP, assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying the awards. The business measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this proxy statement. The aggregate amounts actually paid to our NEOs under these plans for fiscal year 2022 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Additional details regarding the specific pay-outs under each of the plans are provided in the footnotes.

(2)

These columns show the range of pay-outs of PSU awards granted to our NEOs in fiscal year 2022 under the Amended and Restated 2018 Omnibus Incentive Plan if threshold, target or maximum goals are achieved. See “Long-Term Incentives – PSUs” on page 38.

(3)

This column shows the number of shares underlying the RSU awards granted to our NEOs in fiscal year 2022 under the Amendment and Restated 2018 Omnibus Incentive Plan. These awards are subject to annual vesting of one-third of the award over three years.

(4)

This column shows the full grant date fair value of the stock awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. See footnotes 1 and 2 to the Summary Compensation Table and Note 13 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2022 for additional information about the assumptions used in determining the grant date fair value of RSUs and PSUs (except that any estimate of forfeitures for service-based conditions have been disregarded).

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

This table summarizes the long-term equity-based awards held by our NEOs that were outstanding as of June 30, 2022.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Vincent D. Mattera, Jr.

					222,506	$11,336,681	85,946	$4,378,949

	57,580	—	$17.84	8/15/2025

	71,040	—	$21.67	8/20/2026

	60,120	—	$35.25	8/18/2027

	40,635	13,545	$49.90	8/28/2028
	48,968	48,968	$36.08	1/28/2030

Mary Jane Raymond

					68,604	$3,495,374	28,288	$1,441,274

	24,780	—	$21.67	8/20/2026

	17,880	—	$35.25	8/18/2027

	12,870	4,290	$49.90	8/28/2028
	14,234	14,234	$36.56	8/28/2029

Walter R. Bashaw II					61,705	$3,143,870	25,336	$1,290,869

	3,800	—	$18.73	11/7/2025

	14,820	—	$27.00	11/5/2025

	14,310	4,770	$39.95	10/5/2028
	12,900	12,900	$36.56	8/28/2029

Giovanni Barbarossa					64,758	$3,299,420	26,536	$1,352,009

	14,640	—	$35.25	8/18/2027

	13,320	4,440	$49.90	8/28/2028
	13,540	13,540	$36.56	8/28/2029
Christopher Koeppen					31,450	$1,602,378	13,535	$689,608
	2,330	—	$13.99	8/16/2024
	1,920	—	$17.84	8/15/2025
	1,860	—	$21.67	8/20/2026
	1,740	—	$35.25	8/18/2027
	1,035	345	$49.90	8/28/2028
	6,154	6,154	$36.56	8/28/2029

Jo Anne Schwendinger					45,621	$2,324,390	17,298	$881,333

	4,320	—	$35.50	3/6/2027

	8,640	2,880	$49.90	8/28/2028

	10,258	10,258	$36.56	8/28/2029

(1)

This column shows the number of shares underlying stock options that were outstanding as of June 30, 2022. Generally, awards granted in fiscal year 2017 and later vest over a four-year period, with 25% vesting occurring on each of the first, second, third, and fourth anniversaries of the grant date.

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(2)

This column shows the number of restricted shares or RSUs outstanding as of June 30, 2022, and includes PSUs with a performance period ending on June 30, 2022, which are included in the column after adjustment for performance results. These awards are subject to our standard vesting schedule and will vest as set forth in the following table:

Name	Shares Vesting in August 2022	Shares Vesting in January 2023	Shares Vesting in August 2023	Shares Vesting in August 2024	Total Unvested Shares

Vincent D. Mattera, Jr.	147,420	13,056	42,973	19,057	222,506

Mary Jane Raymond	48,308	—	14,144	6,152	68,604

Walter R. Bashaw II	43,626	—	12,668	5,411	61,705

Giovanni Barbarossa	45,763	—	13,268	5,727	64,758

Christopher Koeppen	21,538	—	6,767	3,145	31,450

Jo Anne Schwendinger	33,266	—	8,649	3,706	45,621

(3)	These values are based on the closing market price of the Company’s Common Stock on June 30, 2022, of $ 50.95 per share.
(4)

This column shows the number of unvested PSUs outstanding as of June 30, 2022 that were granted for fiscal years 2021 and 2022. Based on performance through the end of the last fiscal year these amounts consist of shares underlying awards assuming target performance for fiscal year 2021 PSUs and fiscal year 2022 PSUs. These awards will vest as set forth in the following table, subject to actual performance results for the applicable performance period:

Name	Target	Target	Total

Vincent D. Mattera, Jr.	47,833	38,113	85,946

Mary Jane Raymond	15,986	12,302	28,288

Walter R. Bashaw II	14,516	10,820	25,336

Giovanni Barbarossa	15,084	11,452	26,536

Christopher Koeppen	7,246	6,289	13,535

Jo Anne Schwendinger	9,886	7,412	17,298

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL YEAR 2022

The following table provides information related to (1) stock options exercised by our NEOs in fiscal year 2022, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of restricted stock and/or RSU awards and PSU awards in fiscal year 2022, and the value realized before payment of any applicable withholding tax or broker commissions.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(2)
Vincent D. Mattera, Jr.	—	$—	114,986	$7,257,883
Mary Jane Raymond	—	—	36,477	2,319,937
Walter R. Bashaw II	—	—	13,242	821,712
Giovanni Barbarossa	—	—	36,745	2,336,982
Christopher Koeppen	—	—	7,211	458,620
Jo Anne Schwendinger	—	—	24,324	1,547,006

(1)

The value realized upon exercise of these option awards represents the difference between the market price of the underlying stock at exercise and the exercise price of the option, multiplied by the number of shares underlying the options exercised.

(2)

The amount in this column equals the gross number of shares or units that vested, multiplied by the closing price of our Common Stock on the applicable vesting date, and includes any amounts that were withheld for taxes.

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NONQUALIFIED DEFERRED COMPENSATION FISCAL YEAR 2022

This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended 2022.

Name	Executive Contributions FY2022 ($)	Registrant Contributions FY2022 ($) (1)	Aggregate Earnings (Loss) in FY2022 ($)(2)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at June 30, 2022 ($)(3)
Vincent D. Mattera, Jr.	$—	$756,118	$(700,538)	$		$3,727,810
Mary Jane Raymond	—	9,945	(3,362)		—	24,104
Walter R. Bashaw II	—	9,700	(2,380)		—	16,373
Giovanni Barbarossa	—	13,419	(5,618)		—	38,866
Christopher Koeppen	—	3,875	(1,360)		—	6,659
Jo Anne Schwendinger	—	—	—		—	—

(1)

Amounts in this column represent certain matching contributions made under the Deferred Compensation Plan for the last fiscal year to make up for IRS limitations on matching contributions under the 401(k) Retirement Savings Plan. These amounts were included as fiscal year 2022 compensation under “All Other Compensation” in the Summary Compensation Table. In addition, and in accordance with his employment agreement entered into in January 2020, Dr. Mattera was credited with a Company contribution to the Deferred Compensation Plan in the amount of $700,000 on June 30, 2022. This amount was also included as fiscal year 2022 compensation under “All Other Compensation” in the Summary Compensation Table.

(2)

Aggregate earnings include all changes in value based on performance of deemed investments elected by the NEO under the Deferred Compensation Plan. The Deferred Compensation Plan is administered by a third party and provides for deemed investment options similar to the investment options available under the Company’s 401(k) Retirement Savings Plan, with the exception that amounts under the Deferred Compensation Plan may be invested in the Company’s Common Stock. Amounts that are deferred into the Company’s Common Stock must remain invested in the Company’s Common Stock and must be paid out in shares of Company’s Common Stock upon a qualifying distribution event.

(3)

Amounts shown in this column were reported in the Summary Compensation Table for previous fiscal years, other than earnings, although, for Dr. Mattera, for any PSUs that were deferred in prior years, the amount included in the column was the value of the PSUs at vesting rather than the grant date fair value at grant included in the Summary Compensation Table.

The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and certain other employees beyond what is available through the 401(k) Retirement Savings Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of certain performance-based cash incentive compensation and certain equity awards into an account that will be credited with earnings at the same rate as one or more deemed investments chosen by the participant. The Company may make matching contributions and other Company contributions to the Deferred Compensation Plan. A participant’s right to receive benefits under the Deferred Compensation Plan is an unfunded, unsecured right, no greater than the claim of a general creditor of the Company. Any assets that the Company sets aside to pay benefits under the Deferred Compensation Plan are the property of the Company and subject to claims of the Company’s creditors in case of the Company’s insolvency. Participants are eligible to receive distributions from the Deferred Compensation Plan upon a separation from service (as defined in the Deferred Compensation Plan) and may also receive in-service distributions in certain circumstances. They may also elect to receive payments in a lump sum or in annual installments over a specified term of years.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock subject to our equity compensation plans that were in effect as of June 30, 2022.

As of June 30, 2022	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (Excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,922,653	(1)	$29.41	(2)	6,622,555
Equity compensation plans not approved by security holders	—		—
Total	4,922,653		$29.41		6,622,555

(1)

Represents outstanding awards pursuant to the Amended and Restated 2018 Omnibus Incentive Plan and includes both vested and unvested options, as well as 591,585 outstanding share-settled PSUs at target level of performance and 1,898,178 share-settled RSUs.

(2)	Does not take into account outstanding share-settled PSUs or RSUs.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND EMPLOYMENT TERMINATION

Equity Awards. Treatment of equity awards upon a change in control of the Company depends on whether the awards are assumed or replaced by the buyer in the transaction. Awards vest upon closing of the transaction if the awards are not assumed or replaced by the buyer. For awards that are assumed or replaced by the buyer, they do not vest upon closing of the transaction, but will vest if the employment relationship is terminated by the buyer without cause, or by the executive with good reason, within two years after the closing. Vesting upon the occurrence of the two events, a change in control, and termination as describe above, is often referred to as “double trigger” vesting.

Stock options accelerate and vest in their entirety in the event of death or disability and continue to vest as set forth in the applicable award upon retirement, as defined in the agreement. PSUs generally are prorated in the event of death, disability, or retirement, based on the months employed during the performance period, and remain subject to actual performance results. For PSUs awarded to the CEO for fiscal year 2020 and later, upon his retirement the PSUs continue to vest in full (not prorated) subject to actual performance results, provided that, for a retirement before August 1, 2023, the PSUs will be prorated if performance results are below target. RSUs accelerate and vest in their entirety in the event of death, disability or retirement from the Company. Certain performance awards for some NEOs also provide pro-rata vesting, subject to actual performance, if the NEO is terminated by the Company without cause or the NEO terminates for good reason during the performance period. In all other circumstances, the awards terminate upon termination of service. Eligibility for retirement for this purpose is determined under the Company’s Global Retirement Policy, which means the NEO attains at least age 65 with five years of service. As of June 30, 2022, Dr. Mattera is the only NEO that is eligible for retirement under this definition. Ms. Schwendinger was age 65 at the time of her retirement, and her outstanding equity awards received the retirement treatment described above. The value of her unvested stock options, RSUs and prorated PSUs as of the date of her retirement (assuming target performance) that vested or will continue to vest following her retirement was approximately $3,600,000 (based on a closing price of our common stock on that date of $61.76/share). Ms. Schwendinger also agreed to provide the Company with certain consulting services through December 31, 2022, which consulting services will allow for a greater portion of the PSUs to be prorated in accordance with their terms (but which does not change the retirement treatment of any options or RSUs). No cash compensation is payable under the consulting arrangement.

The following table provides the dollar amount each NEO (other than Ms. Schwendinger) would have been entitled to receive as a result of the acceleration of vesting of unvested stock options, PSUs and RSUs

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caused by (i) a change in control of the Company (and a subsequent termination without cause or with good reason, if applicable), (ii) the death or disability of the NEO, (iii) retirement of the NEO, or (iv) for some NEOs, termination by the Company without “Cause” (as those terms are defined in the NEO’s employment agreement described below), in each case assuming the triggering event occurred on June 30, 2022. The values shown are calculated based on the closing price of the Company’s Common Stock on June 30, 2022, of $50.95 per share, and, for stock options, are calculated based on the difference between the exercise price of the unvested options and $50.95. These benefits are in addition to benefits available generally to salaried employees, such as accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of an event and the Company’s stock price, actual amounts paid or distributed may be different.

Named Executive Officer	Acceleration of Equity Awards Upon Change in Control ($)	Acceleration of Equity Awards Upon Death or Disability ($)	Acceleration of Equity Awards Upon Retirement ($)	Acceleration of Equity Awards Upon Termination Without Cause(1) ($)
Vincent D. Mattera, Jr.	$16,458,006	$14,351,236	$16,458,006	$16,458,006
Mary Jane Raymond	5,145,979	4,456,688	—	751,983
Walter R. Bashaw II	4,672,840	4,058,853	—	676,883
Giovanni Barbarossa	4,850,932	4,205,831	—	706,908
Christopher Koeppen	2,292,348	1,939,770	—	337,031

(1)

For Dr. Mattera, in accordance with his employment agreement, he also has vesting protection for PSUs in connection with termination for good reason. In addition, because Dr. Mattera is retirement eligible, his termination without cause or for good reason would receive the same vesting treatment as his retirement.

Employment Agreements. The Company has entered into employment agreements or participation agreements for the Executive Severance Plan with each of the NEOs. The following terms are commonly used in the NEO employment agreements and Executive Severance Plan:

•

“Cause” means a determination by our Board, in the exercise of its reasonable judgment, that any of the following has occurred: (i) the willful and continued failure by the NEO to perform his or her duties and responsibilities under the agreement (after notice and a 30-day cure period); (ii) the willful engaging by the NEO in any act which is materially damaging to the Company; (iii) the conviction of an NEO of, or a plea of “guilty” or “no contest” to, a felony or a criminal offense involving fraud, dishonesty or other moral turpitude; (iv) any material breach by an NEO of the terms of the agreement, or any other written agreement between the NEO and the Company relating to proprietary information, confidentiality, non-competition or non-solicitation; or (v) the engaging by the NEO in any intentional act of dishonesty resulting, or intended to result, directly or indirectly, in personal gain to the NEO at the Company’s expense.

•

“Change in Control” or “CIC” means (i) the Company is merged or consolidated with another entity and following such transaction (A) the persons who were our shareholders immediately prior to such a transaction have less than a majority of the voting power over the Company or the entity owning or controlling the Company, or (B) individuals who comprise our Board immediately prior to such transactions cease to be at least a majority of the Board, or of an entity controlling the Company; or (ii) a majority of our assets are sold or otherwise transferred to another corporation not controlled by or under common control with us, or to a partnership, firm, entity or individuals not so controlled; or (iii) a majority of the members of our Board consists of persons who were not nominated for election by or on behalf of our Board, or with their concurrence; or (iv) a single person, or group of persons, obtains voting control over a majority of our outstanding shares.

•

“Good Reason” means, without the NEO’s express written consent: (i) a material reduction of the NEO’s employment responsibilities; (ii) a material reduction by the Company of the NEO’s eligibility for total direct compensation (or for purposes of the Executive Severance Plan discussed below, a

47

material reduction in an NEO’s base salary); (iii) a material increase in the amount of the NEO’s business travel, which produces a constructive relocation of the NEO; (iv) a material reduction by the Company of the level of employee benefits provided to the NEO with the result that overall benefits to such NEO are significantly reduced; or (v) for the NEOs other than Dr. Mattera, the relocation of the NEO to a facility or a location more than 30 miles from the NEOs primary work location.

Employment Agreement – Dr. Mattera. Dr. Mattera’s employment agreement provides for an annual base salary to be determined by the Company, with the potential to earn cash bonuses and other bonuses in the judgment of the Company. The agreement also provides Dr. Mattera with other benefits which are routinely provided to the employees of the Company, including participation in our equity incentive plans. Dr. Mattera’s employment agreement was amended and restated in August 2022, but no changes were made in that agreement to the provisions regarding compensation to Dr. Mattera upon termination of employment.

If Dr. Mattera’s employment is terminated as a result of death or permanent disability, the Company will pay to him or his representatives his annual base salary through the last day of the fiscal year in which the date of death or disability occurs, and bonuses that would have been paid to him for the full year had he remained employed by the Company. Any such payments shall be made not later than the 15th day of the third month following the end of the Company’s fiscal year in which Dr. Mattera dies or becomes totally disabled. If Dr. Mattera terminates employment other than for Good Reason, he will receive his remaining fiscal year salary and bonuses earned during the fiscal year of termination.

If the Company terminates Dr. Mattera’s employment without Cause, or if Dr. Mattera terminates employment for Good Reason, except when such termination is coincident with, or within 24 months following, the occurrence of a CIC, after Dr. Mattera’s execution of a release, the Company will pay him severance of two times his Average Annual Income. Average Annual Income for such payment is the sum of his annual base pay and annual cash bonuses for the preceding three fiscal years, divided by three. (The amount of severance is reduced to one year of base salary if such termination occurs after Dr. Mattera attains age 70, other than during the 24-month protected period following a change in control.) The severance will be paid no later than 60 days after the date of termination (following the expiration of any applicable revocation periods set forth in the release). The Company also will pay Dr. Mattera a lump sum equal to 18 months of his applicable COBRA monthly premiums. If Dr. Mattera’s employment is terminated by the Company without Cause, or by him for Good Reason, and such termination is coincident with or within the 24 months following the occurrence of a Change in Control, after his execution of a release, the Company will pay to him severance in an amount equal to three times his Average Annual Income. The severance will be paid in a lump sum no later than 60 days after the date of termination. The Company will also pay, no later than 60 days after the date of termination, a lump sum payment equal to 24 months of Dr. Mattera’s applicable COBRA monthly premiums, a lump sum cash payment of $40,000 to cover the cost of his post-termination benefit coverage, and expenses associated with his seeking another position.

Dr. Mattera’s employment agreement does not provide gross-up payments for excise taxes. Instead, the agreement requires payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in Dr. Mattera retaining a larger amount on an after-tax basis.

Dr. Mattera is subject to undertakings, including restrictions on the assignment of inventions, confidentiality, and one-year non-solicitation and non-competition covenants, which survive the termination of his employment. If he engages in activities that violate any of these undertakings, he will have no right to unpaid severance benefits.

48

The following table summarizes the estimated severance payments that Dr. Mattera would have been entitled to receive assuming that a termination of his employment had occurred as of June 30, 2022, under any of the circumstances described below.

Payments	Termination For Death or Disability or for Good Reason (No Change in Control)	Termination With Cause or Without Good Reason	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$7,876,316	$11,814,474
Health Benefits	—	—	32,095	42,794
Post-termination Benefits	—	—	—	40,000

	$—	$—	$7,908,411	$11,897,268

Employment Agreement – Dr. Barbarossa. Dr. Barbarossa’s employment agreement provides for an annual base salary and the potential to earn cash bonuses and other bonuses in the judgment of the Company. The agreement also provides Dr. Barbarossa with other benefits that are routinely provided to the employees of the Company, including participation in our equity incentive plans and bonus plans.

If Dr. Barbarossa’s employment is terminated by the Company without Cause, except when such termination is coincident with or within an 18-month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to Dr. Barbarossa up to nine times his then current monthly salary. The severance will be paid no later than 60 days after the date of termination. The Company also will pay the premiums for health insurance coverage for a period of up to nine months.

If employment is terminated by the Company without Cause, or by Dr. Barbarossa with Good Reason, and such termination is coincident with or within the 18 month period following the occurrence of a CIC, after execution of a release, the Company will pay him severance in an amount equal to one-half his average annual base salary, multiplied by his number of years of service with the Company as of the date of termination, up to four (i.e., for a maximum severance equal to two years’ of average annual base salary). Average annual base salary is annual base pay for the preceding five fiscal years (or fiscal years employed if less than five years), divided by the lesser of years of service or five years. The severance will be paid in a lump sum, no later than 60 days after the date of termination. The Company will pay the premiums for health insurance coverage for a period of up to 18 months and shall also pay, no later than 60 days after the date of termination, a lump sum cash payment of $10,000 to cover expenses associated with seeking another position.

Payments received in connection with a Change in Control can potentially trigger excise taxes under Sections 280G and 4999 of the Code. Dr. Barbarossa’s employment agreement does not provide gross-up payments for excise taxes. Instead, the agreement requires payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in Dr. Barbarossa retaining a larger amount on an after-tax basis.

Dr. Barbarossa is subject to undertakings including restrictions on the assignment of inventions, confidentiality, and one-year non-solicitation and non-competition covenants, which survive the termination of employment. If he engages in activities that violate any of these covenants, he will have no right to any unpaid severance benefits.

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The following tables summarize the estimated severance payments that Dr. Barbarossa would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2022.

Payments	Termination For Death or Disability or for Good Reason (No Change in Control)	Termination With Cause or Without Good Reason	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$405,000	$1,080,000
Health Benefits	—	—	—	—
Post-termination Benefits	—	—	—	10,000

	$—	$—	$405,000	$1,090,000

Executive Severance Plan. On August 16, 2019, the Board adopted the Coherent Corp. Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees of the Company. By executing a Participation Agreement for the Executive Severance Plan, each participating NEO agreed that the NEO’s employment agreement was terminated. The Executive Severance Plan also contains certain non-duplication provisions such that the severance payments and benefits under the Executive Severance Plan are offset or reduced by any severance payments and benefits that otherwise would be received by a participant under the terms of any other agreement, policy, or plan maintained by the Company that provides for severance benefits. Currently, the participating NEOs are Walter R. Bashaw II, Mary Jane Raymond, and Christopher Koeppen.

In the event of a termination by the Company without “cause” or by an NEO for “good reason,” the NEO will be eligible to receive the following under the Executive Severance Plan:

•

If the termination takes place outside of a CIC Period (which is a period of 18 months beginning on a CIC), an amount equal to 12 months of then-current annual base salary, payable in accordance with the Company’s regular pay schedule, over the 12 months following the qualifying termination;

•

If the termination takes place during a CIC Period, (i) a lump sum cash payment equal to the sum of (A) 24 months of then-current annual base salary, plus (B) the NEO’s annual target bonus for the year in which the termination occurs, and (ii) accelerated vesting of all outstanding equity compensation awards; and

•

A lump sum cash payment by the Company equal to the cost of the NEO’s health care insurance premiums for a period of (x) 12 months in the event of a qualifying termination other than during a CIC Period, or (y) 18 months in the event of a qualifying termination during a CIC Period.

Severance benefits are conditioned upon the NEO’s giving the Company a general release of claims at the time of separation.

Benefits are also conditioned upon the NEO’s compliance with certain covenants regarding confidentiality, assignment of inventions, non-competition, and non-solicitation. The Executive Severance Plan does not provide any gross-up payment for excise taxes. Instead, the plan requires payments to be scaled back to an amount that would not trigger the excise taxes, if such reduction would result in the participant retaining a larger amount on an after-tax basis.

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The following tables summarize the estimated severance payments that the Company’s participating NEOs would have been entitled to receive assuming that a termination of their employment occurred as of June 30, 2022, under any of the circumstances described below.

MARY JANE RAYMOND

Payments	Termination For Death or Disability	Termination With Cause or Without Good Reason	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$550,000	$1,567,500
Health Benefits	—	—	$8,208	12,313
Post-termination benefits	—	—	—	—

	$—	$—	$558,208	$1,579,813

WALTER R. BASHAW II

Payments	Termination For Death or Disability	Termination With Cause or Without Good Reason	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$515,000	$1,467,750
Health Benefits	—	—	$17,916	26,874
Post-termination benefits	—	—	—	—

	$—	$—	$532,916	$1,494,624

CHRISTOPHER KOEPPEN

Payments	Termination For Death or Disability	Termination With Cause or Without Good Reason	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$375,000	$1,031,250
Health Benefits	—	—	$24,027	$36,040
Post-termination benefits	—	—	—	—

	$—	$—	$399,027	$1,067,290

Jo Anne Schwendinger

As noted earlier, Ms. Schwendinger retired from the Company on May 2, 2022. While Ms. Schwendinger was eligible to receive her vested benefits and received retirement treatment for her equity awards as described above, she did not receive any severance benefits under the Executive Severance Plan (or otherwise).

CEO PAY RATIO

Information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Mattera, our CEO, is provided below.

For fiscal year 2022, our last completed fiscal year:

•	The median of the annual total compensation of all our employees (other than our CEO) was $18,006; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $10,727,919.

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Based on this information, for fiscal year 2022 the ratio of the annual total compensation of Dr. Mattera to the median of the annual total compensation of all our employees was 596 to 1.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

1.

We determined that, as of June 30, 2022, our employee population consisted of approximately 22,891 individuals, other than the CEO. This population consisted of our full-time, part-time, and temporary employees as of the determination date.

2.

To identify the “median employee” from our employee population we used base salary, as reflected in our payroll records, for fiscal year 2022. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

3.

For the annual total compensation of our median employee, we then identified and calculated the elements of that employee’s compensation for fiscal year 2022 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $18,006.

4.	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our fiscal year 2022 Summary Compensation Table included in this proxy statement.

5.	For currency conversion, the prevailing rates as of June 30, 2022, were used to reflect all gross wages in U.S. dollars.

The CEO pay ratio reported above is a reasonable estimate, calculated in a manner consistent with SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, might not be comparable to our CEO pay ratio.

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2022, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC. Likewise, it shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each member of the Audit Committee is an “Independent Director” as defined under Nasdaq rules. The Audit Committee operates under a written charter adopted by the Board.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management. It also considers the audit reports prepared by the Independent Accountants about the Company’s annual report, and related matters like the quality of the Company’s accounting principles; alternative methods of accounting under Generally Accepted Accounting Principles, and the Independent Accountant’s preferences in this regard; the Company’s critical accounting policies; and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report, and the report of the Independent Accountants on internal control over financial reporting. Throughout the fiscal year ended June 30, 2022, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies, and the remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) relating to communication with audit committees.

The Audit Committee has also received written disclosures and the letter from EY required by the applicable requirements of the PCAOB and has discussed with EY their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Audit Committee

Joseph J. Corasanti, Chair

Enrico Digirolamo

Shaker Sadasivam

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RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

EY has served as the Company’s independent registered public accountants since fiscal year 2008. For fiscal year 2022, EY rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC. EY is knowledgeable about our operations and accounting practices, and well qualified to act as our independent registered public accounting firm for fiscal year 2023, and the Audit Committee has selected it as such.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2022 and 2021:

	2022	2021

Audit Fees(1)	$4,951,000	$4,017,000

Audit-Related Fees	56,000	—

Tax Fees	380,000	405,000

All Other Fees	—	—

Total Fees	$5,387,000	$4,422,000
(1)

Includes fees and expenses associated with the annual audit, including the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and audit fees for the Company’s statutory audit requirements.

-

The Audit Committee pre-approves the retention of the Independent Accountants, and its fees for all audit and non-audit services and determines whether the provision of non-audit services is compatible with maintaining its independence.

-	A representative of EY is expected to be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

OTHER INFORMATION

The Company will pay the expense of the printing, assembling and mailing to the holders of the Company’s Common Stock the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to proxy solicitation by mail, proxies may be solicited by directors, officers or employees of the Company personally, via the internet or by telephone. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.

SHAREHOLDER PROPOSALS

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2023 must be delivered to the Secretary of Coherent Corp. at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by June 8, 2023. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s

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proxy materials for the 2023 Annual Meeting, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by the Secretary at the above address no later than the close of business on July 19, 2023, and no earlier than the close of business on June 19, 2023. Otherwise, such proposals will be considered untimely. Any such notice of intent by a shareholder must also comply with the requirements contained in the Company’s Amended and Restated Bylaws.

HOUSEHOLDING

The term “householding,” means that we will deliver only one copy of our annual report and proxy statement to shareholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.

If you would like to receive a separate copy of the annual report for proxy statement for this meeting or opt out of householding, or if you are a shareholder eligible for householding and would like to participate in householding, please send a request addressed to Ronald Basso, Chief Legal and Compliance Officer and Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling +1(724) 352-4455. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

RELATED PARTY TRANSACTIONS

Pursuant to the terms of the Amended and Restated Investment Agreement, on March 31, 2021, the Company issued, sold and delivered to BCPE 75,000 shares of Series B-1 Preferred Stock for $10,000 per share (the “Equity Per Share Price”), resulting in an aggregate purchase price of $750.0 million. In addition, on July 1, 2022, the Company issued, sold and delivered to BPCE 140,000 shares of Series B-2 Preferred Stock for the Equity Per Share Price.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if other matters properly come before the meeting, votes will be cast on those matters in accordance with the best judgment of the persons acting as proxies.

ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2022, as filed with the SEC, is being furnished with this proxy statement. A shareholder may obtain additional copies of the Annual Report on Form 10-K without charge, and a copy of any exhibits upon payment of a reasonable charge limited to the Company’s costs of providing the exhibits, by writing to Ronald Basso, Chief Legal and Compliance Officer and Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, or by calling +1(724) 352-4455. As noted previously, this proxy statement and the Annual Report to Shareholders have been posted on the Internet at www.proxyvote.com.

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INNOVATIONS THAT RESONATE

Coherent Corp.
375 Saxonburg Boulevard, Saxonburg, PA 16056
724.352.4455 | www.coherent.com

COHERENT

COHERENT CORP. 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/COHR2022

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D91445-Z83607 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — —— — — — ——— — ——— — — —— — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COHERENT CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1. a., b., c., d., 2 AND 3.

1. Election of four Class Two Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2025.

	For	Against	Abstain
Nominees:

1a. Enrico Digirolamo	☐	☐	☐

1b. David L. Motley	☐	☐	☐

1c. Shaker Sadasivam	☐	☐	☐

1d. Lisa Neal-Graves	☐	☐	☐

	For	Against	Abstain

2. Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2022.	☐	☐	☐

3. Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 16, 2022: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

Please date, sign and mail your

Proxy card back as soon as possible!

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D91446-Z83607

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COHERENT CORP.

Annual Meeting of Shareholders

November 16, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Vincent D. Mattera, Jr. and Mary Jane Raymond or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 15, 2022 by the undersigned at the annual meeting of shareholders of Coherent Corp. to be held online at www.virtualshareholdermeeting.com/COHR2022, on November 16, 2022 at 3:00 p.m. Eastern Standard time, and at any adjournment thereof.

This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the four Class Two Directors (Proposal Number 1) FOR ALL the nominees listed and FOR Proposal Numbers 2 and 3.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)